UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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CLEVELAND-CLIFFS INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LETTER TO OUR SHAREHOLDERS

March 12, 2019
Dear Fellow Shareholder,
Our performance in 2018 clearly demonstrates what Cleveland-Cliffs has become. By thoroughly executing a multi–year strategy, initially implemented in August 2014 when I joined this great company, Cleveland-Cliffs has transformed itself into a well-protected, cash flow generating enterprise with a strong balance sheet. Through the buy–in and commitment from all our employees, managers, executives and directors, we generated over $1.1 billion dollars in net income in 2018, which was our highest since 2011.
We generated Adjusted EBITDA of $766 million in 2018, marking the third straight year of accelerating Adjusted EBITDA growth. Our 35% Adjusted EBITDA margin was the result of a series of actions implemented to maximize our profitability, including more advantageous sales contract structures and cost optimization initiatives at the operating and corporate levels. Highlighting the comfort level that we have reached with our financial position, in 2018 we retired all tranches of our debt maturing in 2020. We also started returning cash to our shareholders, via the implementation of a healthy-yielded recurring dividend and a share repurchase program.
Here in the United States, we have the most environmentally sound iron and steel production in the entire world. Cleveland-Cliffs makes that possible by producing and supplying environmentally friendly iron ore pellets that enable clean steelmaking via the blast furnace/BOF route, and also with our upcoming production of Hot Briquetted Iron (HBI). The construction of our state-of-the-art HBI plant in Toledo, Ohio continues on-schedule for a mid–2020 start up. By becoming the supplier of limited emission metallics to Electric Arc Furnace steelmakers, we will enable these steelmakers to meet the requirements of a healthy domestic steel market in the United States and its growing demand for higher-grade iron units.
On behalf of the Board of Directors, I extend our sincere appreciation to our loyal long–term shareholders for believing in our strategy and our ability to execute. As we predicted four years ago, your investment has been rewarded. I also thank the entire Cleveland-Cliffs team for their continued commitment and dedication to the Company. Last but not least, I thank the United Steelworkers for ratifying a new four-year labor agreement with us; our partnership with the USW is paramount.
The future of the United States as a manufacturing country is bright, and Cleveland-Cliffs will continue to be a primary enabler – and beneficiary – of that. For the betterment of our communities and our families, let’s continue to build this bright future together. The next four years will be exciting. I will be here, and hope you will be here with me.

Sincerely,

Lourenco Goncalves
Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 24, 2019
11:30 a.m. EDT
North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114
To the Shareholders of Cleveland-Cliffs Inc.:
The 2019 Annual Meeting of Shareholders of Cleveland-Cliffs Inc., or "Cliffs", will be held at North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114 at 11:30 a.m., EDT, on Wednesday, April 24, 2019 for the following purposes:

1.	To elect eleven directors to act until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

2.	To approve, on an advisory basis, our named executive officers' compensation;

3.	To ratify the appointment of Deloitte & Touche LLP as Cliffs' independent registered public accounting firm to serve for the 2019 fiscal year; and

4.	To transact such other business, if any, as may properly come before the 2019 Annual Meeting or any adjournment thereof.
In order to vote on the matters brought before the 2019 Annual Meeting, you may complete and mail the proxy card, vote by telephone or vote via the Internet, as explained on the proxy card. Holders of record of Cliffs' common shares at the close of business on February 25, 2019 are entitled to notice of, and to vote at, the 2019 Annual Meeting or any adjournments thereof.
By Order of the Board of Directors,
James D. Graham
Executive Vice President, Chief Legal Officer & Secretary
March 12, 2019
Cleveland, Ohio

YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY MAILING THE ENCLOSED PROXY CARD, BY TELEPHONE, BY INTERNET, OR BY BALLOT IN PERSON AT THE 2019 ANNUAL MEETING.
The proxy statement and Cliffs’ 2018 Annual Report for the 2018 fiscal year are available at www.proxyvote.com. These materials also are available on Cliffs’ Investor Relations website at www.clevelandcliffs.com/investors under “Financial Information." If your shares are not registered in your own name, please follow the voting instructions from your bank, broker, trustee, nominee or other shareholder of record to vote your shares and, if you would like to attend the 2019 Annual Meeting, please bring evidence of your share ownership with you. You should be able to obtain evidence of your share ownership from the bank, broker, trustee, nominee or other shareholder of record that holds the shares on your behalf.

PROXY STATEMENT TABLE OF CONTENTS

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information.

2019 ANNUAL MEETING OF SHAREHOLDERS	(PAGE 4)

DATE AND TIME:	Wednesday, April 24, 2019, at 11:30 a.m. EDT
PLACE:	North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114
RECORD DATE:	February 25, 2019
VOTING:
Shareholders of record are entitled to vote by completing and returning the enclosed proxy card by mail; telephone at 1-800-690-6903; by Internet at www.proxyvote.com; or attending the 2019 Annual Meeting of Shareholders (the "2019 Annual Meeting") in person (beneficial holders must obtain a legal proxy from their broker, banker, trustee, nominee or other shareholder of record granting the right to vote).

MAILING:	This proxy statement, the accompanying proxy card and our 2018 Annual Report will be mailed on or about March 12, 2019 to certain shareholders of record as of the Record Date.

VOTING MATTERS	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (for more detail)

Proposal 1 – Election of Directors	FOR each Director Nominee	13
Proposal 2 – Approval, on an Advisory Basis, of Our Named Executive Officers' Compensation ("Say-on-Pay")	FOR	55
Proposal 3 – Ratification of Independent Registered Public Accounting Firm	FOR	57

DIRECTOR NOMINEES RECOMMENDED BY THE CLIFFS BOARD OF DIRECTORS				(PAGE 13)

NAME	AGE	DIRECTOR SINCE	POSITION	COMMITTEE MEMBERSHIPS (1)
Lourenco Goncalves	61	2014	Chairman, President and Chief Executive Officer	Strategy*
Douglas C. Taylor	54	2014	Lead Director	Compensation* Strategy
John T. Baldwin	62	2014	Director	Audit* Compensation
Robert P. Fisher, Jr.	64	2014	Director	Audit
Susan M. Green	59	2007	Director	Governance Strategy
M. Ann Harlan	59	2019	Director	Audit
Janet L. Miller	65	2019	Director	Governance
Joseph A. Rutkowski, Jr.	64	2014	Director	Governance* Strategy
Eric M. Rychel	45	2016	Director	Audit Compensation
Michael D. Siegal	66	2014	Director	Governance
Gabriel Stoliar	64	2014	Director	Compensation
* Denotes committee chair
(1) Full committee names are: Audit – Audit Committee; Compensation – Compensation and Organization Committee; Governance – Governance and Nominating Committee; Strategy – Strategy Committee.

2019 Proxy Statement	1

SHAREHOLDER ENGAGEMENT AND SAY-ON-PAY HIGHLIGHTS (summary)	(PAGE 22)

Cliffs maintains open communication with the investment community. During 2018 and early 2019, we reached out to our top 25 shareholders representing approximately 55% of our outstanding shares to discuss compensation matters. See the section entitled "2018 Say-on-Pay Results and Board Responsiveness to Shareholder Feedback" in the Compensation Discussion and Analysis section for more detail as to what we heard and how we responded.

EXECUTIVE COMPENSATION PHILOSOPHY AND CORE PRINCIPLES	(PAGE 24)

Our guiding compensation principles, as established by the Compensation and Organization Committee for 2018, were as follows:
•
Align short-term and long-term incentives with results delivered to shareholders;
•
Be transparent, and ensure that executives and shareholders understand our executive compensation programs, including the objectives, mechanics, and compensation levels and opportunities provided;
•
Design an incentive program that focuses on performance objectives tied to our business plan (including profitability-related and cost control objectives), relative performance objectives tied to market conditions (including relative total shareholder return, measured by share price appreciation plus dividends, if any), and performance against other key objectives tied to our business strategy (including safety, reduced debt and decreased overall spending);
•
Provide competitive fixed compensation elements over the short-term (base salary) and long-term (equity and retirement benefits) to encourage long-term retention of our key executives; and
•
Continue to structure programs as in prior years to align with corporate governance best practices (such as not providing "gross-ups" related to change in control payments, using "double-trigger" vesting in connection with a change in control for equity awards, using Share Ownership Guidelines and maintaining a clawback policy related to incentive compensation for our executive officers).

2018 EXECUTIVE COMPENSATION SUMMARY	(PAGE 44)

The numbers in the following table showing the 2018 compensation of our named executive officers (the "NEOs") were determined in the same manner as the numbers in the corresponding columns in the 2018 Summary Compensation Table (the "SCT") (provided later in this proxy statement); however, they do not include information regarding changes in pension value and non-qualified deferred compensation earnings and information regarding all other compensation, each as required to be presented in the 2018 SCT under the rules of the U.S. Securities and Exchange Commission (the "SEC"). As such, this table should not be viewed as a substitute for the 2018 SCT:

NAME	PRINCIPAL POSITION (AS OF 12/31/2018)	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	TOTAL ($)
Lourenco Goncalves	Chairman, President and Chief Executive Officer	1,350,000	—	4,776,554	—	8,280,000	14,406,554
Timothy K. Flanagan	Former Executive Vice President, Chief Financial Officer (1)	412,000	—	637,763	—	1,014,800	2,064,563
Terry G. Fedor	Executive Vice President, United States Iron Ore	426,000	—	659,422	—	1,275,466	2,360,888
Maurice D. Harapiak	Executive Vice President, Human Resources & Chief Administration Officer	426,000	—	659,422	—	1,243,866	2,329,288
Clifford T. Smith	Executive Vice President, Business Development	426,000	—	659,422	—	1,275,466	2,360,888
(1) On February 12, 2019, Mr. Keith A. Koci was appointed Executive Vice President, Chief Financial Officer and Mr. Flanagan separated from Cliffs.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	(PAGE 57)

As a matter of good corporate governance, we are asking our shareholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2019.

FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to Cliffs’ operations and business environment that are difficult to predict and may be beyond our control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements. Certain of such risks and uncertainties are described in Cliffs' Annual Report on Form 10-K for the year ended December 31, 2018. Cliffs does not undertake to update the forward-looking statements included in the proxy statement to reflect the impact of circumstances or events that may arise after the date the forward-looking statements were made.

2019 Proxy Statement	2

QUESTIONS & ANSWERS

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.    What proposals are to be presented at the 2019 Annual Meeting?
The purpose of the 2019 Annual Meeting is to: (1) elect eleven directors; (2) approve, on an advisory basis, our NEOs' compensation; (3) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2019 fiscal year; and (4) conduct such other business as may properly come before the 2019 Annual Meeting.
2.    What is the difference between a “shareholder of record” and a “beneficial owner"?
These terms describe the manner in which your shares are held. If your shares are registered directly in your name through EQ Shareowner Services, our transfer agent, you are a “shareholder of record” or registered holder. If your shares are held through a bank, broker, nominee or other shareholder of record, you are considered the “beneficial owner” of those shares.
3.    How does the Cliffs Board recommend that I vote?
The Cliffs Board of Directors (the "Board") unanimously recommends that you vote:

•	FOR ALL of the eleven individuals nominated by the Board for election as directors;

•	FOR the approval, on an advisory basis, of Cliffs' NEOs' compensation; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2019 fiscal year.
4.    Who is entitled to vote at the 2019 Annual Meeting?
The Record Date for the 2019 Annual Meeting is February 25, 2019. On that date, we had outstanding 290,568,635 common shares, $0.125 par value. All common shareholders are entitled to vote. In this proxy statement, we refer to our common shares as our "shares" and the holders of such shares as our "shareholders."
5.    How do I vote?
You may vote using any of the following methods:
Shareholders of Record. If your shares are registered in your name, you may vote in person or by proxy. If you decide to vote by proxy, you may do so over the Internet, by telephone or by mail.

•
By mail. If you received a paper copy of the proxy card by mail, after reading the proxy materials, you may mark, sign and date your proxy card and return it in the prepaid and addressed envelope provided.

•
By telephone. After reading the proxy materials and with your proxy card in front of you, you may call the toll-free number appearing on the proxy card, using a touch-tone telephone. You will be prompted to enter your control number from your proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote.

•
Over the Internet. After reading the proxy materials and with your proxy card in front of you, you may use a computer to access the website www.proxyvote.com. You will be prompted to enter your control number from your proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote.

The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to submit voting instructions and confirm that those instructions have been recorded properly.
Shares Held by Bank or Broker. If your shares are held by a bank, broker, depositary, trustee or some other nominee, that entity will provide separate voting instructions. All nominee share interests may view the proxy materials using the link www.proxyvote.com.
If your shares are held in the name of a brokerage firm, your shares may be voted even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under applicable rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is referred to as a “broker non-vote.” The ratification of Deloitte & Touche LLP as our registered independent public accounting firm is a routine matter for which the brokerage firm that holds your shares may vote your shares without your instructions.

2019 Proxy Statement	3

QUESTIONS & ANSWERS

6.     What can I do if I change my mind after I vote?
You may revoke your proxy at any time before the vote by (i) executing and submitting a revised proxy bearing a later date; (ii) providing a written revocation to the Secretary of Cliffs; or (iii) voting in person at the 2019 Annual Meeting. If you do not hold your shares directly, you should follow the instructions provided by your broker, bank or nominee to revoke your previously voted proxy.
7.     What vote is required to approve each proposal?
With respect to Proposal 1, the nominees receiving a plurality vote of the shares will be elected. However, under our majority voting policy (adopted by the Board) in an uncontested election, any director-nominee that is elected by a plurality vote but fails to receive a majority of votes cast (which excludes abstentions and broker non-votes) is expected to tender his or her resignation, which resignation will be considered by the Governance and Nominating Committee and our Board.
With respect to Proposal 2, approval, on an advisory basis, of our NEOs' compensation requires the affirmative vote of a majority of the shares present, in person or represented by proxy, at the 2019 Annual Meeting and entitled to vote on the proposal.
With respect to Proposal 3, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the 2019 fiscal year will pass with the affirmative vote of a majority of the shares present, in person or represented by proxy, at the 2019 Annual Meeting and entitled to vote on the proposal.

MEETING INFORMATION

The accompanying proxy is solicited by the Board of Directors of Cleveland-Cliffs Inc. ("Cliffs" or the "Company") for use at the Annual Meeting of Shareholders to be held on April 24, 2019 (the "2019 Annual Meeting"), and any adjournments or postponements thereof. This proxy statement, the accompanying proxy card, and our 2018 Annual Report will be distributed on or about March 12, 2019 to our shareholders of record as of the Record Date.
PROXY MATERIALS
Notice of Internet Availability of Proxy Materials
In accordance with rules adopted by the SEC, we are using the Internet as our primary means of furnishing proxy materials to our shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials.
We will instead send our shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting electronically over the Internet or by telephone, also known as Notice and Access. The notice also provides information on how shareholders may request paper copies of our proxy materials. We believe electronic delivery of our proxy materials will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our shareholders can access these materials.
On or about March 12, 2019, we will mail to each shareholder (other than those shareholders who previously had requested paper delivery of proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including our 2019 Proxy Statement and the 2018 Annual Report on Form 10-K filed with the SEC, on the Internet and how to access a proxy card to vote via the Internet or by telephone.
The close of business on February 25, 2019 has been fixed as the Record Date of the 2019 Annual Meeting, and only shareholders of record at that time will be entitled to vote.
The Notice of Internet Availability will contain a 16-digit control number that recipients will need to access the proxy materials, to request paper or email copies of the proxy materials and to vote their shares via the Internet or by telephone.

2019 Proxy Statement	4

MEETING INFORMATION

Householding
We are permitted to send a single set of proxy materials to shareholders who share the same last name and address. This procedure is called “householding” and is designed to reduce our printing and postage costs. If you are the beneficial owner, but not the record holder, of Cliffs shares, your broker, bank or other nominee may only deliver one set of proxy materials and, as applicable, any other proxy materials that are delivered until such time as you or other shareholders sharing an address notify your nominee that you want to receive separate copies. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, either now or in the future, may submit this request by writing to our Secretary at Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114, or calling our Investor Relations department at (800) 214-0739, and they will be delivered promptly. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address in the future.
Proxy Solicitation
We will bear the cost of solicitation of proxies. We have engaged Okapi Partners LLC to assist in the solicitation of proxies for fees and disbursements not expected to exceed approximately $18,000 in the aggregate. In addition, employees and representatives of the Company may solicit proxies, and we will request that banks and brokers or other similar agents or fiduciaries transmit the proxy materials to beneficial owners for their voting instructions and we will reimburse them for their expenses in so doing.
Voting Rights
Shareholders of record on the Record Date are entitled to vote at the 2019 Annual Meeting. On the Record Date, there were outstanding 290,568,635 common shares entitled to vote at the 2019 Annual Meeting. A majority of the common shares entitled to vote must be represented at the 2019 Annual Meeting, in person or by proxy, to constitute a quorum and to transact business. Each outstanding share is entitled to one vote in connection with each item to be acted upon at the 2019 Annual Meeting. You may submit a proxy by electronic transmission via the Internet, by telephone or by mail, as explained on your proxy card.
Voting of Proxies
The common shares represented by properly authorized proxies will be voted as specified. It is intended that the shares represented by proxies on which no specification has been made will be voted: FOR ALL of the eleven nominees for director named herein or such substitute nominees as the Board may designate; FOR the approval, on an advisory basis, of our NEOs' compensation; and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2019 fiscal year; and, at the discretion of the persons named as proxies, on all other matters that may properly come before the 2019 Annual Meeting.
Cumulative Voting for Election of Directors
If notice in writing shall be given by any shareholder to the President, an Executive Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the holding of the 2019 Annual Meeting, that such shareholder desires that the voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the 2019 Annual Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses at such election. Under cumulative voting, a shareholder may cast for any one nominee as many votes as shall equal the number of directors to be elected, multiplied by the number of his or her shares. All such votes may be cast for a single nominee or may be distributed among any two or more nominees as he or she may desire. If cumulative voting is invoked, and unless contrary instructions are given by a shareholder who signs a proxy, all votes represented by such proxy will be cast in such manner and in accordance with the discretion of the person acting as proxy as will result in the election of as many of our Board’s nominees as is possible.
Counting Votes
The results of shareholder voting will be tabulated by the inspector of elections appointed for the 2019 Annual Meeting. We intend to treat properly authorized proxies as “present” for purposes of determining whether a quorum has been achieved at the 2019 Annual Meeting.
Abstentions and broker non-votes will have no effect with respect to the election of directors. Abstentions will have the effect of votes against, and broker non-votes will have no effect, with respect to the advisory votes regarding the compensation of our NEOs. Abstentions will have the effect of votes against with respect to the ratification of Deloitte & Touche LLP as our independent registered public accounting firm. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm is a routine matter and, as a result, we do not expect to have broker non-votes with respect to this proposal.

2019 Proxy Statement	5

CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE
The Chairman of our Board is Lourenco Goncalves, who is also our President and Chief Executive Officer ("CEO"). Pursuant to our Corporate Governance Guidelines, when the positions of Chairman and CEO are held by one individual or if the Chairman is a Cliffs’ executive, then the Governance and Nominating Committee (the "Governance Committee") recommends to the Board a Lead Director. Douglas C. Taylor currently serves as our Lead Director. The Board believes that this leadership structure is the optimal structure to guide our Company and to maintain the focus to achieve our business goals and represents our shareholders' interests.
Under this leadership structure, Mr. Goncalves, as Chairman, is responsible for overseeing and facilitating communications between our management and the Board, for setting the meeting schedules and agendas, and leading Board discussions during Board meetings. In his combined role, Mr. Goncalves has the benefit of Cliffs’ personnel to help with extensive meeting preparation, responsibility for the process of recordkeeping of all Board deliberations, and the benefit of direct daily contact with management and the internal audit department. The Chairman works closely with the Lead Director in setting meeting agendas and in ensuring that essential information is communicated effectively to the Board.
The Lead Director’s responsibilities include: chairing executive session meetings of the independent directors; leading the Board’s processes for evaluating the CEO; presiding at all meetings of the Board at which the Chairman is not present; serving as a liaison between the Chairman and the independent directors; and meeting separately at least annually with each director.
This leadership structure provides our Chairman with the readily available resources to manage the affairs of the Board while allowing our Lead Director to provide effective and timely advice and guidance. Our governance process is based on our Corporate Governance Guidelines, which are available on our website at www.clevelandcliffs.com.
In accordance with the New York Stock Exchange’s (the "NYSE") corporate governance listing standards, our non-management directors meet at regularly scheduled executive sessions without management present. These meetings take place at least once quarterly.
BOARD'S ROLE IN RISK OVERSIGHT
The Board as a whole oversees our enterprise risk management ("ERM") process. The Board executes its risk oversight role in a variety of manners. The full Board regularly discusses the key strategic risks facing Cliffs.
The Board delegates oversight responsibility for certain areas of risk to its committees. Generally, each committee oversees risks that are associated with the purpose of and responsibilities delegated to that committee. For example, the Audit Committee oversees risks related to accounting and financial reporting. In addition, pursuant to its charter, the Audit Committee periodically reviews our ERM process. The Compensation and Organization Committee (the "Compensation Committee") monitors risks related to development and succession planning for the CEO and executive officers, and compensation and related policies and programs for executive and non-executive officers and management. The Governance Committee handles risks with respect to board composition, membership and structure, and corporate governance matters. The Strategy Committee oversees our strategic plan and annual management objectives and oversees, advises on and monitors opportunities and risks relating to our strategic plan. As appropriate, the respective committees’ Chairpersons provide reports to the full Board.
Through the ERM process, management is responsible for the day-to-day management of Cliffs’ risks. The ERM process includes the involvement of management in the identification, assessment, mitigation and monitoring of a wide array of potential risks from strategic to operational to compliance-related risks throughout the Company. Executive management regularly reports to the Board or relevant committees regarding Cliffs’ key risks and the actions being taken to manage these risks.
The Company believes that its leadership structure supports the risk oversight function of the Board. Except for the Strategy Committee, independent directors chair our committees, which are each involved with risk oversight, and all directors actively participate in the Board’s risk oversight function.
BOARD MEETINGS AND COMMITTEES
Our directors discharge their responsibilities in a variety of ways, including reviewing reports to directors, visiting our facilities, corresponding with the Chairman, President and CEO, and conducting telephone conferences with the Chairman, President and CEO and directors regarding matters of interest and concern to Cliffs. In addition, our directors have regular access to our senior management. All committees regularly report their activities, actions and recommendations to the Cliffs Board.

2019 Proxy Statement	6

CORPORATE GOVERNANCE

During 2018, our Board held seven meetings. Each director attended, either in person or by telephone conference, at least 80% of the Board and committee meetings held while serving as a director or committee member in 2018. Pursuant to Board policy, all serving directors are expected to attend all Board and committee meetings, as well as our annual meetings of shareholders. All of our directors who were standing for re-election and were incumbent directors at the time of the 2018 Annual Meeting attended the meeting.
The Board of Directors currently has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the Strategy Committee. Each of these four committees have a charter that can be found on our website at www.clevelandcliffs.com/investors under “Corporate Governance” then “Committees.” A biographical overview of the members of our committees can be found beginning on page 14.
Board Committees

AUDIT COMMITTEE

MEMBERS: 4	INDEPENDENT: 4	AUDIT COMMITTEE FINANCIAL EXPERTS: 2
2018 MEETINGS: 10
RESPONSIBILITIES:
▪
Reviews with our management, the internal auditors and the independent registered public accounting firm, the adequacy and effectiveness of our system of internal control over financial reporting
▪
Reviews significant accounting matters
▪
Reviews quarterly unaudited financial information prior to public release
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Approves the audited financial statements prior to public distribution
▪
Approves our assertions related to internal controls prior to public distribution
▪
Reviews any significant changes in our accounting principles or financial reporting practices
▪
Evaluates our independent registered public accounting firm; discusses with the independent registered public accounting firm their independence and considers the compatibility of non-audit services with such independence
▪
Annually selects and retains our independent registered public accounting firm to examine our financial statements and reviews, approves and retains the services performed by our independent registered public accounting firm
▪
Approves management’s appointment, termination or replacement of the head of Internal Audit
▪
Conducts a legal compliance review at least annually

CHAIR: John T. Baldwin	MEMBERS: Robert P. Fisher, Jr., M. Ann Harlan, and Eric M. Rychel

COMPENSATION AND ORGANIZATION COMMITTEE

MEMBERS: 4	INDEPENDENT: 4	2018 MEETINGS: 7
RESPONSIBILITIES:
•
Oversees development and implementation of Cliffs' compensation policies and programs for executive officers
•
Ensures that criteria for awards under incentive plans relate to Cliffs' strategic plan and operating performance objectives and approves equity-based awards
•
Reviews and evaluates CEO and executive officer performance and approves compensation (with the CEO's compensation being subject to ratification by the independent members of the Board)
•
Recommends to the Board the election of officers
•
Assists with management development and succession planning
•
Reviews employment and severance arrangements and oversees regulatory compliance regarding compensation matters and related party transactions
•
Obtains the advice of outside experts with regard to compensation matters
•
May, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee and may delegate certain equity award grant authority to officers of Cliffs, subject to applicable law

CHAIR: Douglas C. Taylor	MEMBERS: John T. Baldwin, Eric M. Rychel and Gabriel Stoliar

2019 Proxy Statement	7

CORPORATE GOVERNANCE

GOVERNANCE AND NOMINATING COMMITTEE

MEMBERS: 4	INDEPENDENT: 4	2018 MEETINGS: 5
RESPONSIBILITIES:
▪
Oversees annual review of our Corporate Governance Guidelines and our Guidelines for Selection of Nonemployee Directors and periodic review of external developments in corporate governance matters generally
▪
Periodically reviews and makes recommendations regarding the CEO's authorized levels for corporate expenditures
▪
Establishes and maintains, with the Audit Committee, procedures for review of related party transactions
▪
Monitors the Board governance process and provides counsel to the CEO on Board governance and other matters
▪
Recommends changes in membership and responsibility of Board committees
▪
Acts as the Board’s Nominating Committee and Proxy Committee in the election of directors
▪
Annually reviews and administers our director compensation plans and benefits, and makes recommendations to the Board with respect to compensation plans and equity-based plans for directors
▪
Other responsibilities include oversight of annual evaluation of the Board and CEO and monitoring risks associated with Board organization, membership, structure and succession planning

CHAIR: Joseph A. Rutkowski, Jr.	MEMBERS: Susan M. Green, Janet L. Miller and Michael D. Siegal

STRATEGY COMMITTEE

MEMBERS: 4	INDEPENDENT: 3	2018 MEETINGS: 5
RESPONSIBILITIES:
•
Oversees Cliffs’ strategic plan, annual management objectives and operations and monitors risks relevant to management's strategy
•
Provides advice and assistance with developing our current and future strategy
•
Provides follow up oversight with respect to the comparison of actual results with estimates for major projects and post-deal integration
•
Ensures that Cliffs has appropriate strategies for managing exposures to economic and hazard risks
•
Assesses Cliffs’ overall capital structure and its capital allocation priorities
•
Assists management in determining the resources necessary to implement Cliffs’ strategic and financial plans
•
Monitors the progress and implementation of Cliffs' strategy

CHAIR: Lourenco Goncalves	MEMBERS: Susan M. Green, Joseph A. Rutkowski, Jr. and Douglas C. Taylor

2019 Proxy Statement	8

CORPORATE GOVERNANCE

IDENTIFICATION AND EVALUATION OF DIRECTOR CANDIDATES
Shareholder Nominees
The policy of the Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating nominations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Cliffs Board and to address the membership criteria set forth below under “Board Diversity and Director Qualifications.” Any shareholder nominations proposed for consideration by the Governance Committee should include: (i) complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, and particular fields of expertise; (ii) an indication of the nominee’s consent to serve as a director if elected; and (iii) the reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a director. Shareholder nominations should be addressed to Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114, Attention: Secretary. Our Regulations provide that at any meeting of shareholders at which directors are to be elected, only persons nominated as candidates will be eligible for election.
Board Diversity and Director Qualifications
The Governance Committee considers board diversity as it deems appropriate and consistent with our Corporate Governance Guidelines, the charter of the Governance Committee and other criteria established by our Board. The Governance Committee’s goal in selecting directors for nomination to the Cliffs Board generally is to seek to create a well-balanced team that combines diverse experience, skill and intellect of seasoned directors in order to enable us to pursue our strategic objectives. The Governance Committee has not reduced the qualifications for service on the Cliffs Board to a checklist of specific standards or minimum qualifications, skills or qualities. Rather, the Governance Committee seeks, consistent with the vacancies existing on our Board at any particular time and the interplay of a particular candidate’s experience with the experience of other directors, to select individuals whose business experience, knowledge, skills, diversity and integrity would be considered a desirable addition to our Board and any committees thereof. In addition, the Governance Committee annually conducts a review of incumbent directors in order to determine whether a director should be nominated for re-election to the Cliffs Board.
Identifying and Evaluating Nominees for Directors
The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly reviews the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers various potential candidates for director. Applicable considerations include: whether the current composition of the Cliffs Board is consistent with the criteria described in our Corporate Governance Guidelines; whether the candidate submitted possesses the qualifications that generally are the basis for selection of candidates to the Cliffs Board; and whether the candidate would be considered independent under the rules of the NYSE and our standards with respect to director independence. Candidates may come to the attention of the Governance Committee through current Board members, professional search firms, shareholders or other persons. As described above, the Governance Committee considers properly submitted nominations for candidates for the Cliffs Board. Following verification of the recommending shareholder’s status, recommendations are considered by the Governance Committee at its next regularly scheduled meeting. Final approval of any candidate is determined by our full Board.
COMMUNICATIONS WITH DIRECTORS
Shareholders and interested parties may communicate with the Lead Director, our non-management directors as a group or the Cliffs Board by writing to the Lead Director at Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114. As set forth in the Corporate Governance Guidelines, the Lead Director will report to the full Board any communications that are directed at all members of the Cliffs Board. The Secretary routinely filters communications that are solicitations or complaints, unrelated to Cliffs or Cliffs' business or determined to pose a possible security risk to the addressee.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics (the "Ethics Code"), which applies to all of our directors, officers and employees. The Ethics Code is available on our website at www.clevelandcliffs.com in the Corporate Governance section under "Investors." We intend to post amendments to or waivers from our Ethics Code (to the extent applicable to our principal executive officer, principal financial officer or principal accounting officer) on our website. Reference to our website and the contents thereof do not constitute incorporation by reference of the information contained on our website, and such information is not part of this proxy statement.

2019 Proxy Statement	9

CORPORATE GOVERNANCE

INDEPENDENCE AND RELATED PARTY TRANSACTIONS
Our Board has determined that each of the current directors standing for re-election, other than Mr. Goncalves, and all of the current members of the Audit, Governance, and Compensation Committees, have no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the NYSE director independence standards. Mr. Goncalves is our Chairman, President and CEO, and, as such, is not considered independent.
Since January 1, 2018, there has been one transaction, in which Cliffs was a participant and the amount exceeds $120,000, and in which a related person had or will have a direct or material interest. We recognize that transactions between us and any of our directors or executive officers can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our shareholders.
We have a written Related Party Transactions Policy, pursuant to which we only will enter into related party transactions if our CEO and Chief Legal Officer determine that the transaction is comparable to those that could be obtained in arm’s length dealings with an unrelated third party. If the transaction is approved by our CEO and Chief Legal Officer, then the transaction also must be approved by the disinterested members of our Audit Committee. For purposes of our policy, we define a related person as any person who is a director, executive officer, nominee for director or an immediate family member of a director, an executive officer or a nominee for director. We define a related party transaction as a transaction, agreement or relationship in which Cliffs was, is or will be a participant, the amount of the transaction exceeds $120,000, and a related person has or will have a direct or indirect material interest. However, compensation paid by Cliffs for service as a director or executive officer of the Company is not deemed to be a related party transaction, even if the aggregate amount involved exceeds $120,000. Under our policy, any related party transactions are reviewed by the Audit Committee at each quarterly committee meeting.
In September 2016, Cliffs hired Mr. Celso Goncalves, the son of our Chairman, President and CEO, as our Assistant Treasurer. Effective January 1, 2018, Mr. Celso Goncalves was promoted to Vice President, Treasurer and named an officer of Cliffs. With respect to fiscal year 2018, Mr. Celso Goncalves was paid a salary of $250,000, earned incentive compensation under the Management Performance Incentive Plan of $375,000 and participated in other regular and customary employee benefit plans, programs generally available to our employees. In addition, in February 2018, Mr. Celso Goncalves was granted a Restricted Stock Unit Award of 11,364 common shares, which had a grant date value of $85,571, and a Performance Share Award of 11,364 common shares, which had a grant date value of $85,571, as well as a Performance Cash Award of $85,000. The foregoing compensation arrangement is considered a Related Party Transaction under our policy. During 2018, Mr. Celso Goncalves' compensation was reviewed and approved by our Audit Committee in accordance with the policy.
We have entered into indemnification agreements with each current member of the Board. The form and execution of the indemnification agreements were approved by our shareholders at the Annual Meeting convened on April 29, 1987. The indemnification agreements essentially provide that, to the extent permitted by Ohio law, we will indemnify the indemnitee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines or settlements) incurred or suffered by the indemnitee in connection with any suit in which the indemnitee is a party or otherwise involved as a result of his or her service as a member of the Board. In connection with the indemnification agreements, we have a trust agreement with KeyBank National Association pursuant to which the parties to the indemnification agreements may be reimbursed with respect to enforcing their respective rights under the indemnification agreements.
In 2004, we reached an agreement with the United Steelworkers (the "USW") pursuant to which the USW may designate a member to the Board provided that the individual is acceptable to the Chairman, is recommended by the Board Affairs Committee (now known as the Governance Committee), and is then approved by the full Board to be considered a director nominee. In 2007, Susan Green was first proposed by the USW, elected to the Board by Cliffs’ shareholders in July 2007, and re-elected in each of the years 2008 through 2013. As a result of the proxy contest in 2014, Ms. Green was not re-elected but was asked by the reconstituted Board to re-join the Board and was subsequently appointed on October 15, 2014 and re-elected each year since 2015.

2019 Proxy Statement	10

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Our Amended and Restated 2014 Nonemployee Directors' Compensation Plan (the "Directors' Plan"), which is further described below, allows for a combination of cash and equity compensation for our nonemployee directors.
Cash Compensation
Commencing July 1, 2018, each nonemployee director receives the following cash payments, paid in equal quarterly amounts, for his or her Board retainer and committee assignments (the same amounts were also in effect for the first six months of 2018).

BOARD FORM OF CASH COMPENSATION	2018 ($)
Annual Retainer	120,000
Lead Director Annual Retainer	48,000
Audit Committee Chair Annual Retainer	24,000
Compensation Committee Chair Annual Retainer	15,000
Governance Committee Chair Annual Retainer	12,000
In addition, customary expenses for attending Board and committee meetings are reimbursed. Employee directors receive no additional cash compensation for their service as directors. We do not fund any type of retirement or pension plan for nonemployee directors.
Retainer Share Election Program
Starting in 2015, the Governance Committee recommended and the Board adopted a Nonemployee Director Retainer Share Election Program pursuant to which nonemployee directors may elect to receive all or certain portions of their annual retainer and any other fees earned in cash in Cliffs common shares. Election is voluntary and irrevocable for the applicable election period and shares issued under this program must be held for six months from the issuance date. The number of shares received each quarter are calculated by dividing the value of the quarterly cash retainer amount by the closing market price on the date of payment. Four nonemployee directors, Messrs. Fisher, Stoliar, Siegal and Taylor, participated in this program during 2018.
Equity Grants
During 2018, our nonemployee directors received restricted share awards under the Directors’ Plan. For 2018, nonemployee directors were granted a number of restricted shares, with a value equal to $100,000, based on the closing price of the Company’s common shares on the NYSE on April 24, 2018, the date of our annual meeting of shareholders in 2018. These grants were subject to any deferral election and made pursuant to the terms of the Directors’ Plan and an award agreement, effective on April 24, 2018.
Directors receive dividends, if any, on their restricted share awards and may elect to reinvest all cash dividends in additional common shares. Those additional common shares are subject to the same restrictions as the underlying award. Cash dividends not subject to a deferral election will be paid to the director without restriction.
Share Ownership Guidelines
We have established Director Share Ownership Guidelines and assess each director’s compliance with the guidelines on a quarterly basis. The Director Share Ownership Guidelines provide that each director hold or acquire common shares of the Company having a market value equal to at least 3.5x the current annual retainer within five years of becoming a director. As of December 31, 2018, Messrs. Baldwin, Fisher, Rutkowski, Rychel, Siegal, Stoliar and Taylor and Ms. Green were in compliance with the guidelines, but we note that all directors are within the applicable timeframe to reach compliance.
Deferrals
Our Directors’ Plan gives nonemployee directors the opportunity to defer all or a portion of their awards that are denominated or payable solely in shares. Deferred share accounts earn dividend equivalents at the end of each quarter based on any cash dividends we pay during the quarter, which dividend equivalents are credited to the accounts in the form of additional deferred shares. The amounts in the director’s deferral account together with any deferred dividends, will be paid to the director in the form elected after such director’s termination of service, death, or a change in control of Cliffs.

2019 Proxy Statement	11

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION FOR 2018
The following table, supported by the accompanying footnotes and the narrative above, sets forth for fiscal year 2018 all compensation earned by the individuals who served as our nonemployee directors at any time during 2018. In early 2019, our Board elected two additional directors who will earn compensation commensurate with that earned by our other nonemployee directors.

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	ALL OTHER COMPENSATION ($)	TOTAL ($)
J. T. Baldwin	144,000	99,998	—	243,998
R.P. Fisher, Jr.	127,500	99,998	—	227,498
S. M. Green	120,000	99,998	—	219,998
J.A. Rutkowski, Jr.	126,000	99,998	—	225,998
E.M. Rychel	120,000	99,998	—	219,998
M. D. Siegal	120,000	99,998	—	219,998
G. Stoliar	120,000	99,998	—	219,998
D. C. Taylor	181,500	99,998	—	281,498

(1)	The amounts listed in this column reflect the aggregate cash dollar value of all earnings in 2018 for annual retainer fees and chair retainers.

(2)
The amounts reported in this column reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 for the nonemployee directors’ restricted share awards granted during 2018, which awards are further described above, and whether or not deferred by the director. The grant date fair value of the nonemployee directors’ restricted share award of 27,567 shares on April 24, 2018 was $7.28 per share (approximately $100,000). Messrs. Rychel and Siegal elected to defer all or a portion of their restricted share award under the Directors' Plan. As of December 31, 2018, the aggregate number of restricted shares subject to forfeiture held by each nonemployee director was as follows: Mr. Baldwin - 13,736; Mr. Fisher - 13,736; Ms. Green - 13,736; Mr. Rutkowski - 13,736; Mr. Siegal - 10,302; Mr. Stoliar - 13,736; and Mr. Taylor - 13,736. As of December 31, 2018, the aggregate number of unvested deferred share units allocated to the deferred share accounts of Messrs. Rychel and Siegal under the Directors' Plan were 27,567 and 25,169, respectively.

2019 Proxy Statement	12

PROPOSAL 1	ELECTION OF DIRECTORS

The Board has nominated John T. Baldwin, Robert P. Fisher, Jr., Lourenco Goncalves, Susan M. Green, M. Ann Harlan, Janet L. Miller, Joseph A. Rutkowski, Jr., Eric M. Rychel, Michael D. Siegal, Gabriel Stoliar and Douglas C. Taylor to serve until the next Annual Meeting of Shareholders or until their successors shall be elected. All of the nominees are independent under the NYSE corporate governance rules, except for Mr. Goncalves. All of the nominees, except for Mses. Harlan and Miller, were elected by the shareholders at the Annual Meeting of Shareholders held on April 24, 2018. The Board appointed Mses. Harlan and Miller to the Board on January 28, 2019. Mses. Harlan and Miller were recommended to our Governance Committee by our CEO.
Each of the director nominees has consented to his or her name being submitted by Cliffs as a nominee for election as a member of the Cliffs Board. Each such nominee has further consented to serve as a member of the Cliffs Board if elected. Should any nominee decline or be unable to accept such nomination to serve as a director, an event that we currently do not anticipate, the persons named as proxies reserve the right, in their discretion, to vote for a lesser number of nominees or for substitute nominees designated by the directors, to the extent consistent with our Regulations.
The members and nominees for the Cliffs Board have diversified professional experience in general management, steel manufacturing and processing, mining, metallurgical engineering, operations, finance, investment banking, labor, law and other fields. There is no family relationship among any of our nominees and executive officers. The average age of the nominees currently serving on the Cliffs Board is 61, ranging from ages 45 to 66. The average years of service of the nominees currently serving on the Cliffs Board is 4.2 years, ranging from less than 1 year to over 11 years of service.
In the election of directors, the nominees receiving a plurality vote of the shares will be elected. However, under our current majority voting policy, any director-nominee that is elected in an uncontested election but fails to receive a majority of votes cast (which excludes abstentions and broker non-votes) is expected to tender his or her resignation, which resignation will be considered by the Governance Committee and our Board.
Under Ohio law, shareholders have the right to exercise cumulative voting in the election of directors as described under “Cumulative Voting for Election of Directors” on page 5. If cumulative voting rights are in effect for the election of directors, which we currently do not anticipate to be the case, you may allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold.

Profile of Nominees (including our CEO)

Average tenure of 4.2 years	3 women	91% independent
Three new directors joined the Board in the last three years
Average age of directors is 61

☑	THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ON THE FOLLOWING PAGES.

2019 Proxy Statement	13

PROPOSAL 1 ELECTION OF DIRECTORS

INFORMATION CONCERNING DIRECTOR NOMINEES

JOHN T. BALDWIN Age: 62 Director since 2014 Other Current Public Directorships: None Former Public Directorships: Metals USA Holdings Corp. (2006 - 2013) The Genlyte Group Incorporated (2003 - 2008)
Specific qualifications, experience, skills and expertise:
▪
Former Audit Committee Chairman
▪
Retired Chief Financial Officer with over twenty-five years of increasing financial responsibility
▪
Broad experience structuring and negotiating complicated financial M&A transactions

Former Director and Chairman of the Audit Committee of Metals USA Holdings Corp., a provider of a wide range of products and services in the heavy carbon steel, flat-rolled steel, specialty metals, and building products markets, from January 2006 to April 2013; Senior Vice President and Chief Financial Officer of Graphic Packaging Corporation, 2003 to 2005. Mr. Baldwin holds a Bachelor of Science degree from the University of Houston and J.D. from the University of Texas School of Law.

ROBERT P. FISHER, JR. Age: 64 Director since 2014 Other Current Public Directorships: None Former Public Directorships: CML Healthcare, Inc. (2010 - 2013)
Specific qualifications, experience, skills and expertise:
▪
Vast experience in the investment and finance industries which included advising the boards of numerous public companies
▪
Served on the Audit Committee, the Nominating and Corporate Governance Committee and as chair of the Human Resources Committee of CML Healthcare, Inc.

President and Chief Executive Officer of George F. Fisher, Inc., a private investment company that manages a portfolio of public and private investments, since 2002. Mr. Fisher served in various positions with Goldman, Sachs & Co., a global investment banking firm, from 1982 until 2001, eventually serving as Managing Director and head of its Canadian Corporate Finance and Canadian Investment Banking units for eight years and then as head of Goldman Sachs Investment Banking Mining Group. During Mr. Fisher's tenure at Goldman, Sachs & Co., he worked extensively with many of the leading North American metals and mining companies, and also served as the head of Goldman's Investment Banking Mining Group. Mr. Fisher holds a Bachelor of Arts degree from Dartmouth College and a Master of Arts degree in Law and Diplomacy from Tufts University.

LOURENCO GONCALVES
Age: 61
Director since 2014
Other Current Directorships:
American Iron and Steel Institute (2014)
Former Public Directorships:
Ascometal SAS (2011 - 2014)
Metals USA Holdings Corp. (2006 - 2013)
Metals USA Inc. (2003 - 2006)
Specific qualifications, experience, skills and expertise: ▪ More than 30 years of experience in the metals and mining industries ▪ Extensive board experience, in the United States and abroad
Chairman of the Board, President and Chief Executive Officer of the Company since August 2014; Chairman, President and Chief Executive Officer of Metals USA Holdings Corp., an American manufacturer and processor of steel and other metals from May 2006 through April 2013; President, Chief Executive Officer and a director of Metals USA Inc. from February 2003 through April 2006. Prior to Metals USA, Mr. Goncalves served as President and Chief Executive Officer of California Steel Industries, Inc. from March 1998 to February 2003.  Mr. Goncalves earned a Bachelor's degree in Metallurgical Engineering from the Military Institute of Engineering in Rio de Janeiro, Brazil and a Masters of Science degree in Metallurgical Engineering from the Federal University of Minas Gerais in Belo Horizonte, Brazil. Mr. Goncalves was most recently recognized as a Distinguished Member and Fellow by the Association for Iron & Steel Technology.

2019 Proxy Statement	14

PROPOSAL 1 ELECTION OF DIRECTORS

SUSAN M. GREEN Age: 59 Director since 2007 Other Current Public Directorships: None Former Public Directorships: Cleveland-Cliffs Inc. (2007 - 2014)
Specific qualifications, experience, skills and expertise:
▪
Experienced law and policy advocate in the public and private sectors
▪
Served as both a labor organizer and as an attorney representing employees, labor unions, and employee benefit plans
▪
Brings her diverse experiences as labor attorney and an alternative point of view to our Board

Former Deputy General Counsel, U.S. Congress Office of Compliance, which enforces the labor and employment laws for the Legislative Branch, from November 2007 through September 2013. Prior to that position, Ms. Green held several appointments in the U.S. Department of Labor during the Administration of President Bill Clinton (1999-2001), and served as Chief Labor Counsel for then-Senator Edward M. Kennedy (1996-1999). Ms. Green was originally proposed as a nominee for the Board by the USW pursuant to the terms of our 2004 labor agreement. Ms. Green received her J.D. from Yale Law School and an A.B. from Harvard College.

M. ANN HARLAN Age: 59 Director since 2019 Other Current Public Directorships: The Gorman-Rupp Company (since 2009) Former Public Directorships: None
Specific qualifications, experience, skills and expertise:
▪
Extensive business and legal experience across a variety of industries
▪
Independent board member on both public and private company boards as well as nonprofit organizations
▪
Lead Director of The Gorman-Rupp Company

Former Vice President, General Counsel and Corporate Secretary of The J.M. Smucker Company, from January 1998 to January 2011, a Fortune 500 company listed on the NYSE that manufactures and markets over 40 food and pet food brands with more than 30 manufacturing locations. Ms. Harlan was a member of the Smucker executive management team responsible for setting and implementing corporate strategy and has broad experience with corporate governance issues and requirements of NYSE, the SEC and the Sarbanes-Oxley Act of 2002. Ms. Harlan holds a Bachelor of Arts degree in Government from Skidmore College and a J.D. from Case Western Reserve University School of Law. She has also completed an Executive Education Program at Harvard Business School.

JANET L. MILLER Age: 65 Director since 2019 Other Current Public Directorships: None Former Public Directorships: None
Specific qualifications, experience, skills and expertise:
▪
Extensive advisory experience on governance, internal audit, legal and enterprise risk management
▪
Active leader on numerous civic and philanthropic boards

Chief Legal Officer and Corporate Secretary of University Hospitals, since 2001, a nationally ranked health care system headquartered in Cleveland, Ohio, with annual revenues in excess of $4 billion. As Chief Legal Officer, Ms. Miller is a trusted advisor to the University Hospitals parent organization, as well as its many subsidiaries, on governance, internal audit, legal and enterprise risk matters. Ms. Miller recently announced her retirement from University Hospitals, which will be effective in May 2019. Prior to joining University Hospitals in 2001, Ms. Miller was a partner in the Cleveland office of Jones Day and also served as the Cleveland Office Administrative Partner for Financial Matters. Ms. Miller received her undergraduate degree in business administration with a focus in accounting from the University of Michigan and a J.D. degree from the University of Notre Dame.

2019 Proxy Statement	15

PROPOSAL 1 ELECTION OF DIRECTORS

JOSEPH A. RUTKOWSKI, JR. Age: 64 Director since 2014 Other Current Public Directorships: Insteel Industries, Inc. (since 2015) Cenergy Holdings SA (since 2016) Former Public Directorships: None
Specific qualifications, experience, skills and expertise:
▪
Over 30 years of experience in the steel industry, including 12 years of service as executive vice president of Nucor
▪
Expertise in M&A, strategy, and iron and steelmaking technology

Principal of Winyah Advisors LLC, a management consulting firm, since 2010; former Executive Vice President of Nucor Corporation (“Nucor”), the largest steel producer in the United States, from 1998 to 2010; various previous capacities at Nucor that included: Manager of Melting and Casting at the Nucor steel division from 1991 to 1992; General Manager from 1992 to 1998; Vice President from 1993 to 1998. Mr. Rutkowski holds a Bachelor's of Science in Mechanics and Materials Science from Johns Hopkins University.

ERIC M. RYCHEL Age: 45 Director since 2016 Other Current Public Directorships: None Former Public Directorships: None
Specific qualifications, experience, skills and expertise:
▪
As Aleris' Chief Financial Officer since 2014, Mr. Rychel leads all of Aleris' capital structure and key initiatives in finance. He provides leadership for the global finance, investor relations and IT functions, and also chairs Aleris' risk and benefits committees.

Executive Vice President, Chief Financial Officer and Treasurer of Aleris Corporation, a global leader in the manufacture and sale of aluminum rolled products; Senior Vice President and Chief Financial Officer of Aleris Corporation from April 2014 - December 2014; Vice President and Treasurer of Aleris Corporation from 2012 - 2014; Managing Director, Industrials Group at Barclays Capital, Inc. from 2010 - 2012. Mr. Rychel received his Bachelor of Science in Economics degree from Wharton School of the University of Pennsylvania.

MICHAEL D. SIEGAL Age: 66 Director since 2014 Other Current Public Directorships: Olympic Steel, Inc. (since 1994) Former Public Directorships: None	Specific qualifications, experience, skills and expertise: ▪ Possesses proven managerial skills with over 30 years of executive experience ▪ Active leader on numerous civic and philanthropic boards
Executive Chairman of the Board of Olympic Steel, Inc., a publicly traded company since 1994, focused on the value-added processing of flat rolled and tubing metal products, since 1984. Chairman and Chief Executive Officer of Olympic Steel (1994 - 2018). Under Mr. Siegal’s leadership, Olympic Steel experienced consistent growth and has been transformed from a family-owned steel distributor to a publicly-traded fully-integrated, value added processor and supply chain manager serving the outsourcing needs of America’s largest manufacturers. Olympic Steel has grown from $35 million to more than $1 billion in revenues. Mr. Siegal received his Bachelor of Science degree from Miami University.

2019 Proxy Statement	16

PROPOSAL 1 ELECTION OF DIRECTORS

GABRIEL STOLIAR Age: 64 Director since 2014 Other Current Public Directorships: Tupy S.A. (since 2009) Former Public Directorships: None	Specific qualifications, experience, skills and expertise: ▪ Vast experience in and relating to the metals and mining industries ▪ Extensive experience serving on various boards of directors
Managing Partner of Studio Investimentos, an asset management firm focused on Brazilian equities, since 2009; Chairman of the board of directors of Tupy S.A., a foundry and casting company, since 2009; board of directors of LogZ Logistica Brasil S.A., a ports logistic company, from 2011 to 2018; Chief Financial Officer and Head of Investor Relations and subsequently as Executive Director of Planning and Business Development at Vale S.A., a Brazilian multinational diversified metals and mining company, from 1997 to 2008. Mr. Stoliar holds a Bachelor’s of Science in Industrial Engineering from the Universidade Federal do Rio de Janeiro, a post graduate degree in Production Engineering with focus in Industrial Projects and Transportation from the Universidade Federal do Rio de Janeiro and an Executive MBA from PDG-SDE/RJ.

DOUGLAS C. TAYLOR Age: 54 Director since 2014 Other Current Public Directorships: None Former Public Directorships: Sapphire Industrials Corp. (2008 - 2010)	Specific qualifications, experience, skills and expertise: ▪ Extensive financial and strategic advisory investment experience, including advising public companies
Lead Director of the Board since August 2014. Former Managing Partner of Casablanca Capital LP, a hedge fund, from 2010-2016; Managing Director at Lazard Freres, a leading financial advisory and asset management firm, from 2002 to 2010; Chief Financial Officer and director at Sapphire Industrials Corp., from 2008 to 2010. Mr. Taylor holds a Bachelor of Arts degree in Economics from McGill University and a Master of Arts degree in International Affairs from Columbia University School of International and Public Affairs.

2019 Proxy Statement	17

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

The following table sets forth the amount and percent of common shares that, as of February 25, 2019 (except as otherwise indicated), are deemed under the rules of the SEC to be “beneficially owned” by each director named in this proxy statement, by our CEO, Chief Financial Officer (the "CFO") and the other NEOs as identified in the 2018 Summary Compensation Table below by such persons, individually and collectively by the directors named in this proxy statement and the other executive officers as a group, and by any person or “group” (as the term is used in the Exchange Act) known to us as of that date to be a “beneficial owner” of more than five percent or more of the outstanding common shares. None of the shares owned by our directors, director nominees or executive officers are pledged as security.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF "BENEFICIAL OWNERSHIP" (1)
	BENEFICIAL OWNERSHIP	INVESTMENT POWER		VOTING POWER		PERCENT OF CLASS (2)
		SOLE	SHARED	SOLE	SHARED
Directors
John T. Baldwin	101,727	101,727	—	101,727	—	—
Robert P. Fisher, Jr.	99,160	99,160	—	99,160	—	—
Susan M. Green	74,460	74,460	—	74,460	—	—
M. Ann Harlan	2,493	2,493	—	2,493	—	—
Janet L. Miller	2,493	2,493	—	2,493	—	—
Joseph A. Rutkowski, Jr.	100,803	100,803	—	100,803	—	—
Eric M. Rychel	19,845	19,845	—	19,845	—	—
Michael D. Siegal	90,572	90,572	—	90,572	—	—
Gabriel Stoliar	156,543	156,543	—	156,543	—	—
Douglas C. Taylor	140,658	140,658	—	140,658	—	—
Named Executive Officers
Lourenco Goncalves	2,070,992	2,070,992	—	2,070,992	—	—
Terry G. Fedor	199,026	199,026	—	199,026	—	—
Maurice D. Harapiak	184,673	184,673	—	184,673	—	—
Clifford T. Smith	225,968	225,968	—	225,968	—	—
Timothy K. Flanagan	113,758	113,758	—	113,758	—	—
All Current Directors and Executive Officers as a group (18 Persons)	3,843,952	3,843,952	—	3,843,952	—	1.32
Other Persons
The Vanguard Group, Inc. (3) 100 Vanguard Blvd. Malvern, PA 19355	33,358,653	33,003,755	354,898	345,341	40,009	11.48
BlackRock Inc. (4) 55 East 52nd Street New York, NY 10055	20,948,784	20,170,371	—	20,948,784	—	7.21
Ruffer LLP (5) 80 Victoria Street London, SW1E, United Kingdom	19,697,928	19,697,928	—	19,697,928	—	6.78
FMR LLC (6) Abigail P. Johnson 245 Summer Street Boston, MA 02210	16,547,777	16,547,777	—	2,024,123	—	5.69
(1)
Under the rules of the SEC, “beneficial ownership” includes having or sharing with others the power to vote or direct the investment of securities. Accordingly, a person having or sharing the power to vote or direct the investment of securities is deemed to “beneficially own” the securities even if he or she has no right to receive any part of the dividends on or the proceeds from the sale of the securities. Also, because “beneficial ownership” extends to persons, such as co-trustees under a trust, who share power to vote or control the disposition of the securities, the very same securities may be deemed “beneficially owned” by two or more persons shown in the table. Information with respect to “beneficial ownership” shown in the table above is based upon information supplied by our directors, nominees and executive officers and filings made with the SEC or furnished to us by any shareholder.
(2)
Less than one percent, except as otherwise indicated.
(3)
The Vanguard Group, Inc. reported its ownership on Amendment No. 8 to Schedule 13G filed with the SEC on February 11, 2019.
(4)
BlackRock Inc. reported its ownership on Amendment No. 2 to Schedule 13G filed with the SEC on February 4, 2019.
(5)
Ruffer LLP reported its ownership on Schedule 13G filed with the SEC on February 7, 2019.
(6)
FMR LLC and Abigail P. Johnson reported their combined ownership on Schedule 13G filed with the SEC on February 13, 2019.

2019 Proxy Statement	18

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information as of December 31, 2018 regarding securities to be issued pursuant to outstanding stock options, restricted stock units and performance-based awards and securities remaining available for issuance under our equity plans. The Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan (the "A&R 2012 Incentive Equity Plan"); the Cliffs Natural Resources Inc. 2015 Equity and Incentive Compensation Plan, as amended (the "2015 Equity Plan"); the Amended and Restated Cliffs Natural Resources Inc. 2015 Equity and Incentive Compensation Plan (the "A&R 2015 Equity Plan"); the Cliffs Natural Resources Inc. 2015 Employee Stock Purchase Plan (the "ESPP"); and the Directors' Plan have been approved by shareholders.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (a)		WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS WARRANTS AND RIGHTS (b)		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (c)
Equity Compensation Plans Approved by Security Holders	8,772,891	(1)	$11.11	(2)	27,218,652	(3)
Equity Compensation Plans Not Approved by Security Holders	—		__		—
Total	8,772,891				27,218,652

(1)	Includes the following securities to be issued upon exercise or vesting of:

•
1,004,508 performance share awards from the 2015 Equity Plan and 1,844,938 performance share awards from the A&R 2015 Equity Plan, which assumes a maximum payout of 200% upon meeting certain performance targets (as a result, this aggregate reported number may overstate actual dilution);

•	4,694,360 restricted stock units for employees under both employee plans;

•	563,230 stock options that are vested and exercisable as of December 31, 2018; and

•	0 shares from the ESPP.
The 2015 Equity Plan and the A&R 2015 Equity Plan use a fungible share pool under which each share issued pursuant to an option or stock appreciation right ("SAR") reduces the number of shares available by one share and each share issued pursuant to awards other than options or SARs reduces the number of shares available by two shares. This aggregated reported number reflects the actual number of shares that would be issued in settlement of these awards, and does not reflect the fungible impact on the 2015 Equity Plan and the A&R 2015 Equity Plan if these awards were earned in total, which impact would be 15,087,612 shares.

(2)	Restricted stock units and performance-based awards are not taken into account in the weighted-average exercise price as such awards have no exercise price.

(3)	Includes the following securities:

•
12,949,420 common shares remaining available under the A&R 2015 Equity Plan that may be issued in respect of stock options, SARs, restricted shares, restricted stock units, deferred shares, performance shares, performance units, retention units and dividends or dividend equivalents;

•
502,378 common shares remaining available under the Directors’ Plan that may be issued in respect of restricted shares, restricted stock units, deferred shares and other awards that may be denominated or payable in, valued by or reference to or based on common shares or factors that may influence the value of the common shares; and

•	10,000,000 common shares authorized for purchase under the ESPP.
Also, as mentioned above, the A&R 2015 Equity Plan uses a fungible share pool under which each share issued pursuant to an option or SAR reduces the number of shares available by one share, and each share issued pursuant to awards other than options or SARs reduces the number of shares available by two shares. As a result, awards granted from these remaining shares would ultimately count against this number, if and when settled in shares, based on the applicable fungible ratio and, in the case of performance-based awards, based on actual performance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors and officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Directors, officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.
Based solely on our review of the copies of such forms we have received, and written representations by such persons, we believe that all of our directors, officers and greater than 10% shareholders complied with all filing requirements applicable to them with respect to transactions in our equity securities during the fiscal year ended December 31, 2018.

2019 Proxy Statement	19

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION
The Compensation Discussion and Analysis (the "CD&A") describes in detail our executive compensation program for 2018 for our named executive officers (the "NEOs") consisting of our principal executive officer, our principal financial officer, and the next three highest paid executive officers employed as of December 31, 2018.

OUR NEOS FOR 2018 ARE:
Lourenco Goncalves	Chairman, President and Chief Executive Officer (the "CEO")
Timothy K. Flanagan (1)	Former Executive Vice President, Chief Financial Officer (the "CFO")
Terry G. Fedor	For fiscal year 2018 served as our Executive Vice President, United States Iron Ore and effective February 20, 2019, serves as our Executive Vice President, Operations.
Maurice D. Harapiak	Executive Vice President, Human Resources & Chief Administration Officer
Clifford T. Smith	For fiscal year 2018 served as our Executive Vice President, Business Development and effective January 1, 2019, serves as our Executive Vice President & Chief Operating Officer.
(1) Cliffs experienced a leadership transition during February 2019 – Mr. Flanagan separated from Cliffs on February 12, 2019 and Mr. Keith A. Koci was appointed Executive Vice President, CFO.
Our CD&A and the related compensation tables and narratives cover five NEOs for 2018 and analyze a variety of compensation decisions and actions. The following discussion focuses primarily on compensation actions taken and decisions made during our 2018 fiscal year, but also may contain information regarding compensation actions taken and decisions made both before and after the fiscal year to the extent that such information enhances the understanding of our executive compensation program. The CD&A includes a description of the principles underlying our executive compensation policies and our most important executive compensation decisions for 2018 and provides analysis of these policies and decisions. The discussion gives context for, and should be read together with, the data presented in the compensation tables, the footnotes and narratives to those tables and the related disclosures appearing elsewhere in this proxy statement.

2019 Proxy Statement	20

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY
Strategic and Financial Performance At-A-Glance

3-Year Share Price Appreciation

23%
75%
387%
S&P 500
XME Peers
NYSE: CLF

We continued to make remarkable progress in transforming Cliffs by executing our strategic initiatives and achieving outstanding financial results in 2018.

Once again, we delivered real value to our shareholders.
*Amounts for 2015-2017 are as reported in our 2017 Form 10-K, which includes all active operations at that time. See Annex for an explanation of non-GAAP financial measures.

Under the leadership of our Chairman, President and CEO, Lourenco Goncalves, we have:

✓ Focused on our core iron ore mining and pelletizing business;
✓ Provided accelerating profitability growth each year since 2015;
✓ Developed new pellet products to meet ever-evolving market demands;
✓ Maximized profitability by securing sales volume certainty in multiple new supply agreements with steelmakers throughout the Great Lakes region;
✓ Improved operating reliability by making plant improvements;
✓ Secured and extended for a four-year term labor agreements with the USW at four of our Mining and Pelletizing operations;
✓ Retired all tranches of our debt maturing in 2020;
✓ Lead the push toward global environmental stewardship; and
✓ Mitigated our costs as we exited the Asia Pacific Iron Ore operations.

2019 Proxy Statement	21

COMPENSATION DISCUSSION AND ANALYSIS

$1.1 billion 2018 Net Income v. $363 million in 2017	$2.3 billion 2018 Consolidated Revenues v. $1.9 billion in 2017	20.6 million 2018 Sales of Pellet Tons v. 18.7 million in 2017

✓ ✓
In 2018, we reached a level of comfort with our financial position to begin a program to return capital to shareholders:
•
We first instituted a quarterly dividend of $0.05 per share, announced in October;
•
In addition, our Board authorized a program to repurchase outstanding common shares, up to a maximum of $200 million; and
•
During 2018, we repurchased 5.4 million common shares at a cost of approximately $48 million in aggregate, or an average price of approximately $8.78 per share.
In addition to returning capital, we continued in our debt reduction endeavors. In 2018, we redeemed in full all of our outstanding 5.90% 2020 Senior Notes and 4.80% 2020 Senior Notes and purchased certain other outstanding senior notes. The total aggregate principal amount of debt redeemed and purchased, including premiums, during 2018 was $235 million.

Exit Australia – In January 2018, we announced that we would accelerate the time frame for the planned closure of our Asia Pacific Iron Ore mining operations in Australia. In April 2018, we committed to a course of action leading to the permanent closure of our Asia Pacific Iron Ore mining operations and, as planned, completed our final shipment in June 2018. Factors considered in this decision included increasingly discounted prices for lower-iron-content ore and the quality of our remaining iron ore reserves. During the third quarter of 2018, we completed the sale of all of the assets of our Asia Pacific Iron Ore business through a series of sales to third parties.
Meet New Market Demands – Our full-year 2018 capital expenditures increased to $296 million, up from $152 million in 2017. The capital expenditures included the continued development of our hot briquetted iron ("HBI") project, sustaining capital projects and the upgrade at our Northshore Mine. The HBI project and associated upgrade at Northshore continue to progress toward the scheduled completion of mid-2020. The addition of commercial-scale direct-reduced ("DR")-grade pellets and HBI to Cliffs’ portfolio will ultimately allow us access to the larger and faster-growing Electric Arc Furnace segment of the U.S. domestic steel industry.
Shareholder Engagement and Say-on-Pay Highlights
Seeking feedback from our shareholders on a regular basis is a critical part of our approach to managing our executive compensation program. Cliffs maintains open communication with the investment community. During 2018, our executive management team attended 25 investor conferences, roundtables, and roadshows. We participated in over 200 in-person meetings where we met with approximately 800 current and potential shareholders. These face-to-face interactions are in addition to the ongoing open and transparent telephonic dialogue we consistently maintain with the investment community. This cadence of shareholder engagement is in addition to the input we receive through our annual advisory vote to approve our NEOs' compensation ("Say-on-Pay") and targeted outreach efforts. In addition to our regular communication with the investment community, we solicited feedback from our shareholders on topics including company strategy and performance, safety, governance and executive compensation. We specifically reached out to our top 25 shareholders representing approximately 55% of our total ownership. We engaged with eight of those shareholders representing 25% of our outstanding shares. The feedback from this shareholder engagement effort indicated that our overall compensation program design is generally supported by our shareholders. As described further below, we have acted on what we have heard from shareholders. We will continue to communicate with shareholders and refine our executive compensation programs.

2019 Proxy Statement	22

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee also considers advice from its independent consultant and feedback from the proxy advisory firms, and reviews the executive compensation program to ensure alignment with our shareholders’ interests, strategic goals, and current market practices. To this end, we have made enhancements to our program over the years, including increased emphasis on performance-based pay. Other examples of adjustments to our compensation practices and polices are:

✓	No special or one-time equity awards granted to any of the NEOs. The Compensation Committee agreed that these types of awards will not be granted except for under unusual circumstances;
✓
Increased the portion of the annual incentive program based on a financial performance metric. Beginning in 2019, the annual incentive program will be based 50% on financial performance, 10% on safety scorecard and 40% on strategic initiatives; and

✓
We have improved annual incentive program disclosures. We have improved our discussion of how and why we set our annual performance measures and levels of performance with emphasis on robust strategic initiative disclosure.

Our ongoing, open dialogue with our shareholders helps ensure that the Board and management regularly take the pulse of investor perspectives. We believe that our shareholders are supportive of the objectives of our program but desire greater transparency in our description of how targets are set and evaluated, which we have done below.
When we introduced strategic initiatives to our annual incentive plan, we faced an iron ore and coal pricing environment that bankrupted some of our competitors. In this difficult environment where we were shedding assets to stabilize our balance sheet, we introduced strategic initiatives and reduced our reliance on components that were materially subject to changes outside our control. By focusing on a balance of financial measures and strategic initiatives we have stabilized Cliffs and delivered outstanding performance. Beginning in 2019, we have begun reducing the portion of the annual incentive program dependent on strategic initiatives.
2018 Executive Compensation Highlights
Like many companies, during 2018, the Board rotated Committee assignments. As part of that process, we now have a Compensation Committee consisting of Mr. Douglas Taylor (Chairman), Mr. John Baldwin, Mr. Eric Rychel and Mr. Gabriel Stoliar. One focus for us as we constructed new committee memberships was to enhance oversight of our incentive plans and their performance metrics by including members on the Compensation Committee who also serve on the Audit Committee.  We believe this step will be a favored practice by our shareholders.
Our executive compensation programs are designed to:

•	Support the execution of our business strategy and long-term financial objectives;

•	Attract, motivate and retain highly talented executives who will promote the short- and long-term growth of Cliffs;

•	Create shareholder value and returns to align the long-term interests of our NEOs with those of our shareholders; and

•	Reward executives for contributions at a level reflecting Cliffs' performance as well as their individual performance.
Our executive compensation elements at-a-glance:

Base Salary Our NEOs' base salaries are based on their roles and responsibilities, experience, performance and expected future contribution, and any retention considerations
Annual Incentive Program Our NEOs participate in the annual incentive program, which provides at-risk compensation that rewards NEOs for performance achieved against pre-determined annual goals
Long-Term Incentive Program
Our NEOs receive long-term incentives that are designed to promote long-term performance by and retention of our executives, and to align compensation with the investment outcomes for our shareholders

Retirement Benefits Our NEOs receive contributions to Supplemental Executive Retirement Plan, matching contributions to the Non-Qualified Deferred Compensation Plan, Pension Plan, & 401(k)

2019 Proxy Statement	23

COMPENSATION DISCUSSION AND ANALYSIS

2018 Performance Metric Results:

•
2018 Annual Incentive Program – Awards paid out at 200% of target, reflecting the results for the three metrics utilized by the Compensation Committee: Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), a description of which is provided in the Annex, safety and strategic initiatives; and

•
2016-2018 Long-Term Incentive Program – In January 2019, the Compensation Committee determined that, for the three-year performance period ended December 31, 2018, we achieved relative total shareholder return ("TSR") performance above maximum goal (100th percentile) compared to our comparator group and 2018 Adjusted EBITDA above maximum goal, resulting in a payout level of 200% for performance-based cash awards.

EXECUTIVE COMPENSATION PHILOSOPHY AND CORE PRINCIPLES
The Compensation Committee designed our executive compensation program to help attract, motivate, reward and retain high-performing executives. The goal was to align pay with Cliffs’ performance in the short-term through variable cash compensation based on measures of financial performance and operational and strategic excellence and over the long-term through stock-based and cash-based incentives. Our compensation philosophy was to place a significant portion of compensation at risk based on our performance and increase the portion of compensation that is at risk as the responsibility level of the individual increases, consistent with market practices.
Our guiding compensation principles, as established by the Compensation Committee for 2018, were as follows:

•	Align short-term and long-term incentives with results delivered to shareholders;

•	Be transparent, ensure that executives and shareholders understand our executive compensation programs, including the objectives, mechanics, and compensation levels and opportunities provided;

•
Design an incentive plan that focuses on performance objectives tied to our business plan (including profitability-related and cost control objectives), relative performance objectives tied to market conditions (including relative TSR, measured by share price appreciation plus dividends, if any) and performance against other key objectives tied to our business strategy (including safety, reduced debt, and decreased overall spending);

•	Provide competitive fixed compensation elements over the short-term (base salary) and long-term (equity and retirement benefits) to encourage long-term retention of our key executives; and

•
Continue to structure programs as in prior years to align with corporate governance best practices (such as not providing "gross-ups" related to change in control payments, using "double-trigger" vesting in connection with a change in control for equity awards, using Share Ownership Guidelines and maintaining a clawback policy related to incentive compensation for our executive officers).

Pay for Performance Compensation Mix
Pay for performance is a key feature in Cliffs' compensation philosophy. An essential principle of our compensation program is to tie compensation to the achievement of specific financial and performance goals that further our business strategies and reward actual performance. As such, a significant portion of our NEOs' compensation is conditioned on the achievement of challenging performance goals and, therefore, is at risk. The Company uses a three-year performance measurement period for all awards other than those under the annual incentive program to emphasize performance over a longer period of time and to mitigate compensation risk.
The variable pay at-risk components include the annual incentive (cash-based) awards, tied to the achievement of short–term performance goals, and long-term incentive (cash and equity-based) awards, that are dependent upon long–term corporate performance and relative TSR. The largest portion of variable pay is our long-term incentives awards. In fact, 61% of our CEO's, and 51% on average of our other NEOs', target total direct compensation is long-term.

2019 Proxy Statement	24

COMPENSATION DISCUSSION AND ANALYSIS

2018 AT–RISK COMPENSATION

	WHY WE PAY THIS ELEMENT	KEY CHARACTERISTICS
ANNUAL INCENTIVE PROGRAM: CASH	✓ Motivate and reward executives for performance on key strategic, operational and financial measures during the year.
✓  Earned annual cash incentive based on achieving Adjusted EBITDA, Safety and Strategic Initiatives.
✓  The EMPI Plan included a minimum Adjusted EBITDA condition, which means the annual cash incentive would not be paid if our Adjusted EBITDA had been less than $100 million.

PERFORMANCE CASH AND SHARES	✓ Motivate and reward executives for performance on key long-term performance metrics. ✓ Align the interests of executives with long-term shareholder value. ✓ Retain executives.	✓ The cash and shares are earned based on achieving relative TSR, as compared to comparator companies' returns in the metals and mining industry.
RESTRICTED STOCK UNITS	✓ Align the interests of executives with long-term shareholder value. ✓ Retain executives.	✓ Generally earned based on continued employment over a period of three years.
As illustrated in the charts below, 87% of our CEO’s, and 76% on average, of our other NEOs', target total direct compensation for 2018, was at-risk compensation. For the 2018 fiscal year, the pay mix at target for the CEO and other NEOs is displayed below.

			LONG-TERM INCENTIVE GRANT
	ANNUAL BASE SALARY ($)	TARGET ANNUAL INCENTIVE ($)	ESTIMATED TARGET VALUE ($) (1)	TARGET PERFORMANCE CASH ($)	TARGET PERFORMANCE SHARES (#)	RESTRICTED STOCK UNITS (#)	TOTAL TARGET COMPENSATION OPPORTUNITIES ($)
Goncalves	1,350,000	2,700,000	6,612,554	1,836,000	245,455	245,455	10,662,554
Flanagan	412,000	412,000	882,903	245,140	32,773	32,773	1,706,903
Harapiak	426,000	426,000	912,892	253,470	33,886	33,886	1,764,892
Fedor	426,000	426,000	912,892	253,470	33,886	33,886	1,764,892
Smith	426,000	426,000	912,892	253,470	33,886	33,886	1,764,892
(1) Estimated target value is determined in accordance with FASB ASC 718 and is consistent with the equity values shown in the 2018 Summary Compensation Table.

2019 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS

Key Incentive Features of Our Compensation Program for 2018
At the direction of our Compensation Committee, we reward for the achievement of performance and align compensation with shareholder return. Our approach to 2018 compensation was to provide our NEOs with a mix of both fixed and variable short-term and long-term compensation that was intended to incentivize and retain our NEOs. Our variable compensation programs were designed to align compensation with short-term and long-term performance of the Company and the NEOs. Our annual incentive program tied payouts to the achievement of absolute performance results in the short-term. Our long-term equity incentive program tied payouts to our relative share price performance as compared to other metals and mining companies over the long-term (typically, three-year performance periods) and also provided retention incentives in the form of service-based restricted stock units. More specifically:

•
Annual Incentive Program: We again selected Adjusted EBITDA and safety as the performance metrics for the Executive Management Performance Incentive Plan (the "EMPI Plan") for our NEOs for 2018. In addition, we incorporated the following features:

◦	Strategic initiatives:

▪	Advancing the HBI Project on schedule and within budget;

▪	Advancing the Northshore Low Silica Project on schedule and within budget;

▪	Protecting and enhancing Cliffs' competitive position in the U.S. iron ore market;

▪	Effectively managing Cliffs' Australian assets to best economic outcome for the Company;

▪	Resigning as managing agent of Hibbing Taconite Company Joint Venture; and

▪
Other initiatives the Compensation Committee deemed significant to advance the Company. Additional discussion about these goals and achievements can be found in this CD&A section under the "Analysis of 2018 Compensation Decisions - Annual Incentive Program".

◦	The Compensation Committee established weightings of 40% financial, 10% safety and 50% strategic initiative goals;

◦
We included a minimum Adjusted EBITDA condition in our EMPI Plan for 2018, which means that no annual cash incentives would be payable under our EMPI Plan if our Adjusted EBITDA was less than $100 million; and

◦	The Compensation Committee was permitted (solely by exercising negative discretion) to set the final EMPI Plan payout based on its evaluation of an individual's performance for 2018.

•
Long-Term Incentive Program: We granted long-term performance cash and performance shares opportunities that are tied to our relative TSR performance against the SPDR S&P Metals and Mining Exchange Traded Fund over a three-year performance period. We chose relative TSR as the sole metric for our performance cash and share program. In addition, we granted service-based restricted stock units that vest at the end of a three-year period.

2019 Proxy Statement	26

COMPENSATION DISCUSSION AND ANALYSIS

Governance Practices
The Compensation Committee and management review the compensation and benefits programs for our NEOs to align them with our philosophy and objectives. Accordingly, the Company has adopted the following key policies and practices over the last several years in response to evolving good governance practices in executive compensation and changes in our business and industry:

WHAT WE DO...

✓	Provide a considerable proportion of NEO compensation in the form of performance-based compensation
✓	Use double-trigger vesting in connection with a change in control with respect to our long-term equity awards
✓	Maintain an incentive compensation clawback policy
✓	Include caps on individual payouts in incentive plans
✓	Conduct an annual Say-on-Pay advisory vote
✓	Set significant share ownership guidelines for our NEOs
✓	Retain an independent executive compensation consultant to advise the Compensation Committee
✓	Conduct annual compensation-related risk reviews
✓	Maintain an insider trading policy that prohibits any officer from pledging Cliffs securities
WHAT WE DON'T DO...

X	No employment agreements for executive officers
X	No highly leveraged incentive plans that encourage excess risk taking
X	No tax "gross-ups" on change in control payments related to excise taxes and cash paid in lieu of health and welfare benefits
X	No service credits for prior employment related to the supplemental retirement plan benefit for all future hires
X	No repricing or backdating of stock options

2019 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Setting Process
The Compensation Committee uses a multi-step process for setting compensation levels and opportunities and validating our pay targets. The table below describes and summarizes the analyses involved in this process:

PROCESS STEP / ANALYSIS	RESPONSIBILITY	PURPOSE	CONDUCTED

REVIEW OF ANNUAL AND LONG-TERM INCENTIVE PROGRAMS	▪ Compensation Committee ▪ Executive Management	Aligning incentive compensation with business plans	December – February
INDIVIDUAL PERFORMANCE ASSESSMENTS	▪ Board of Directors ▪ Compensation Committee ▪ Executive Management	Evaluating individual performance of CEO and Executive Management	December – February
COMPANY ACHIEVEMENT OF PERFORMANCE GOALS	▪ Compensation Committee ▪ Executive Management	Determining award payments based on Company performance in completed performance periods	January – February
ASSESSMENT OF COMPENSATION RISK PROGRAMS	▪ Compensation Committee ▪ Executive Management	Determining if risks related to the Company’s incentive compensation plans are appropriately mitigated such that there is no reasonable likelihood of a material adverse impact to the Company	October
ADDRESS MARKET TRENDS	▪ Compensation Committee ▪ Executive Management	Developing a strategy to respond to trends in line with our business goals and provide evidence to inform decision making	October
YEAR-TO-DATE PERFORMANCE REVIEW OF ANNUAL AND LONG-TERM INCENTIVE PLANS	▪ Compensation Committee ▪ Executive Management	Evaluating the performance of the incentive programs that were established in February	Ongoing
SHAREHOLDER OUTREACH	▪ Board of Directors ▪ Executive Management	Obtaining shareholder feedback on concerns and questions relating to compensation program design and performance	Ongoing
SHARE OWNERSHIP REQUIREMENTS	▪ Compensation Committee	To ensure that Executive Management have a meaningful direct ownership stake in Cliffs and that the interest of executives are aligned with shareholders	Ongoing
During the first quarter of the year, the Compensation Committee reviews the Company’s year-end financial results and, based on its evaluation of Cliffs' achievement of the predefined financial goals and objectives, determines the amount to which awards at the end of the previous year are payable. Also during the first quarter of each fiscal year, the Compensation Committee authorizes compensation programs for the current year and establishes specific financial performance goals for relevant performance periods.
2018 Say-on-Pay Results and Board Responsiveness to Shareholder Feedback
We engage in a robust outreach to understand our shareholder’s views and concerns regarding executive compensation. Each year, we consider the result of the Say-on-Pay vote cast by our shareholders. We are committed to ensuring that our investors fully understand our executive compensation programs, including how they align the interests of our executives with those of our shareholders and how they reward the achievement of our strategic objectives. At our 2018 Annual Meeting, approximately 32% of our voting shareholders voted in favor of our Say-on-Pay proposal.
Seeking feedback from our shareholders on a regular basis is a critical part of our approach to managing our executive compensation program. As discussed above, we maintain open communication with the investment community. During 2018, our executive management team attended 25 investor conferences, roundtables, and roadshows. We participated in over 200 in-person meetings where we met with approximately 800 current and potential shareholders. These face-to-face interactions are in addition to the ongoing open and transparent telephonic dialogue we consistently maintain with the investment community. This cadence of shareholder engagement is in addition to the input we receive through our annual Say-on-Pay vote and targeted outreach efforts. In 2018 we specifically engaged in a robust process to solicit feedback to better understand our shareholders' concerns around executive compensation. We reached out to our top 25 shareholders representing approximately 55% of our outstanding shares to discuss compensation matters. We engaged with eight of those shareholders representing 25% of our outstanding shares.
Senior management members of our human resources, investor relations and legal teams participated in the outreach, utilizing an interview and discussion format during which management answered shareholders' questions and provided rationale and context for the development and evaluation of certain metrics relating to our compensation plans. The Compensation Committee, with assistance from management and its independent compensation consultant, considered the opinions heard during these meetings and reviewed the results of the meetings with the full Board. During 2018 and into the first quarter of 2019 we heard some very specific comments from our shareholders. The following chart summarizes what we heard and how we responded.

2019 Proxy Statement	28

COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE HEARD...	HOW WE RESPONDED...

Shareholders appreciated the outreach and improvements we’ve made to the CD&A.	✓	We will continue to ask for input and improve the CD&A.
Shareholders were critical of our past discussion of strategic initiatives in the CD&A. While they understood why we chose strategic initiatives, they wanted more information on how each of them is evaluated. There was concern that our strategic initiatives create the appearance of discretion.
	✓ ✓	We have significantly expanded our discussion of our strategic initiatives. Beginning in 2019 we have reduced the portion of the annual incentive based on strategic initiatives.
Shareholders were complimentary of our outstanding shareholder returns. While there was concern regarding how to evaluate our strategic initiatives, shareholders understood that they were an important reason shareholder returns have been so strong.
✓ ✓ ✓ ✓
We continue to emphasize strategic initiatives and compensate management for achieving and exceeding them.
We have taken into consideration our shareholder’s concerns about our strategic initiatives by ensuring that the Compensation Committee establishes robust evaluation processes.
Strategic initiatives by their very nature are somewhat qualitative. However, certain of our strategic initiatives are so material to our future success (such as the HBI project) that they must be considered when evaluating the compensation of our executives.
The Compensation Committee believes that paying our executives for a combination of annual financial performance and strategic initiatives has delivered outstanding one- and three-year shareholder returns and is critical to the Company’s future.

Shareholders discouraged us from making one-time equity grants.	✓ ✓
We discussed with shareholders the reasoning behind the 2017 grants and agree that similar grants should not be repeated.
We have committed that we will no longer make one-time equity grants except for under unusual circumstances.

OVERSIGHT OF EXECUTIVE COMPENSATION
The Role of the Compensation Committee
The Compensation Committee establishes and administers our executive compensation program, including compensation for our NEOs. The specific responsibilities of the Compensation Committee related to executive compensation include:
Oversight of Compensation Policies and Programs

•	Oversee development and implementation of Cliffs’ compensation policies and programs for executive officers;

•	Ensure that the criteria for awards under the EMPI Plan and the A&R 2015 Equity Plan (or its successors) are appropriately related to Cliffs’ strategic plan and operating performance objectives; and

•	Make recommendations to the Board with respect to the approval, adoption and amendment of all cash- and equity-based incentive compensation plans in which any executive officer of Cliffs participates.
Review of Executive Officer Performance and Approval of Compensation

•	At least annually, evaluate the performance of the executive officers and determine and approve such executive officers’ compensation levels, except for the CEO;

•	Approve the compensation level of the CEO, subject to ratification by the independent members of the Board;

•	Determine and measure achievement of corporate and individual goals and objectives for the executive officers under our incentive compensation plans; and

•	Approve equity-based awards granted to employees.
Review of Employment and Severance Plans; Assistance in Succession Planning; Review of Candidates

•	Review and recommend to the Board candidates for election as executive officers, and review and approve offers of employment with such officers;

•	Review and approve severance or retention plans and any severance or other termination payments proposed to be made to executive officers; and

•	Assist the Board with respect to management development and succession planning.
The Role of the Executive Officers
The following describes the role of the executive officers in 2018 in the compensation process:

•	Proposed performance measures and levels for our annual and long-term incentive programs after reviewing our operational forecasts,

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COMPENSATION DISCUSSION AND ANALYSIS

key economic indicators affecting our businesses, historical performance, recent trends and our strategic plans;

•	Proposed performance measures that they believed to be most important and meaningful to the achievement of our strategic goals; and

•
Proposed what they believed to be the appropriate weighting for each factor in the calculation of overall incentive awards and threshold, target and maximum payout levels appropriate for each of the performance measures we chose.

The Compensation Committee, with the advice of its independent executive compensation consultant described below, reviews the proposed performance measures and weightings each December. At subsequent meetings in January and February, the Compensation Committee reviews and approves threshold, target and maximum payout levels and makes the final determination of what performance measures, weightings and payout levels will be used for each type of incentive award. The Compensation Committee often directs members of management to work with its independent executive compensation consultant to provide information and otherwise help with the consultant’s analyses. However, the Compensation Committee does not delegate any of its decision making authority to executive officers or other members of management.
The Role of the Executive Compensation Consultant
The Compensation Committee initially engaged Pearl Meyer as its independent executive compensation consultant in 2014 and reviews the engagement on an annual basis. The executive compensation consultant reported directly to the Compensation Committee on all work assignments from the Compensation Committee. The Compensation Committee retained the executive compensation consultant directly, although in carrying out its assignments, the executive compensation consultant also interacted with management when necessary and appropriate. Specifically, members of management interacted with the executive compensation consultant to provide compensation and performance data for individual executives and the Company. In addition, the executive compensation consultant, in its discretion, sought input and feedback from our CEO and other members of management regarding its work product prior to presenting such work product to the Compensation Committee to confirm the work product’s alignment with our business strategy, determine what additional data needed to be gathered, or identify other issues.
The executive compensation consultant's work for the Compensation Committee with respect to 2018 compensation decisions included:

•	Commenting on the competitiveness of our executive compensation programs;

•	Providing information about market trends in executive pay practices;

•	Advising on compensation program design and structure;

•	Reviewing the relationship between executive compensation and Company performance;

•	Assisting in the preparation of our proxy statement; and

•	Identified a mining industry and general industry comparator group to use to assess the appropriateness and competitiveness of our executive compensation programs.
The Independence of the Executive Compensation Consultant
The Compensation Committee with respect to Pearl Meyer concluded that its compensation consultant is independent and does not have a conflict of interest in its engagement by the Compensation Committee. In reaching this conclusion, the Compensation Committee considered the following factors confirmed to the Compensation Committee by the executive compensation consultant:

•
The executive compensation consultant provides no other services to the Company (it provides only executive and director compensation advisory services to the Compensation Committee and Governance Committee, respectively);

•	The executive compensation consultant maintains a conflicts policy to prevent a conflict of interest or other independence issues;

•
None of the individuals on the executive compensation consultant's team assigned to the engagement has any business or personal relationship with members of the Compensation Committee outside of the engagement;

•
Neither the individuals on the executive compensation consultant's team assigned to the engagement, nor to our knowledge the executive compensation firm, has any business or personal relationship with any of our executive officers outside of the engagement;

•	None of the individuals on the executive compensation consultant's team assigned to the engagement maintains any direct individual position in our shares;

•
The executive compensation consultant has regular discussions with only the members of the Compensation Committee (or select members of the Compensation Committee) present and when it interacts with management, it is at the Compensation Committee chair’s request and/or with the chair’s knowledge and approval;

•
None of the individuals on the executive compensation consultant's team assigned to the engagement has provided any gifts, benefits, or donations to us, nor have they received any gifts, benefits, or donations from us; and

•	The executive compensation consultant is bound by strict confidentiality and information sharing protocols.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Comparator Group Review
When making decisions regarding the compensation of our NEOs, the Compensation Committee considers information from a variety of sources and survey data, as well as detailed proxy analysis of the executive compensation among the members of our comparator group.
The Compensation Committee, with assistance from Pearl Meyer, regularly evaluates the structure of the comparator group based upon the Company business profile. Pearl Meyer, at the direction of our Compensation Committee, utilized a wide range of industries and financial criteria to select publicly-traded companies in the steel, gold, fertilizers and agricultural chemicals, commodity/specialty chemicals, construction materials and diversified metals and mining industries with comparable pay models, revenues and company market capitalization values.
Our 2018 compensation comparator group, identical to that used for 2017, is comprised of 17 companies. Our compensation comparator group was selected in 2017 using criteria including: sales size range of approximately 0.50 to 2.0 times that of Cliffs and with a market value range of approximately 0.25 to 4.0 times that of Cliffs at that point in time. Our 2018 compensation comparator group consists of the following companies:

COMPANY NAME	APPLICABLE FYE	REVENUES ($MMs)	MARKET CAP. ($MMs)	INDUSTRY

Agnico Eagle Mines Limited	12/31/2017	2,243	10,630	Gold
AK Steel Holding Corporation	12/31/2017	6,081	1,782	Steel
Allegheny Technologies Incorporated	12/31/2017	3,525	2,628	Steel
Carpenter Technology Corporation	6/30/2018	2,158	2,467	Steel
CF Industries Holdings, Inc.	12/31/2017	4,130	9,923	Fertilizers and Agricultural Chemicals
Commercial Metals Company	8/31/2018	4,644	2,528	Steel
Compass Minerals International, Inc.	12/31/2017	1,364	2,444	Diversified Metals and Mining
Ferro Corporation	12/31/2017	1,397	1,978	Specialty Chemicals
FMC Corporation	12/31/2017	2,879	12,709	Fertilizers and Agricultural Chemicals
Goldcorp Inc.	12/31/2017	3,423	11,057	Gold
Kinross Gold Corporation	12/31/2017	3,303	5,376	Gold
Schnitzer Steel Industries, Inc.	8/31/2018	2,365	688	Steel
Scotts Miracle-Gro Company	9/30/2018	2,663	4,364	Fertilizers and Agricultural Chemicals
Tronox Limited	12/31/2017	1,698	2,453	Commodity Chemicals
U.S. Concrete, Inc.	12/31/2017	1,336	1,326	Construction Materials
Vulcan Materials Company	12/31/2017	3,890	16,981	Construction Materials
Worthington Industries	5/31/2018	3,582	2,908	Steel

25th Percentile		2,158	2,444
Median		2,879	2,628
75th Percentile		3,582	9,923

CLEVELAND-CLIFFS INC.	12/31/2018	2,332	2,250	STEEL

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KEY COMPONENTS OF EXECUTIVE COMPENSATION
The NEOs' compensation program consists of three primary elements: base salary, annual incentive, and long-term incentive. Our compensation components are detailed below:

	BASE SALARY	ANNUAL INCENTIVE	LONG-TERM INCENTIVE
			PERFORMANCE CASH	PERFORMANCE SHARES	RESTRICTED STOCK UNITS
Primary Objective	Attraction and retention	Motivate the achievement of short-term strategic and financial objectives	Attraction and retention as well as promotion of long-term strategic and financial objectives
Who Receives	All NEOs		All NEOs
Timing	Reviewed annually	Granted annually and paid in February of the following year	Granted annually
Form of Delivery	Cash		Cash	Shares
Performance Type	Short-term emphasis		Long-term emphasis
Performance Period	Ongoing	1 year	3 years
How Payout Is Determined	Compensation Committee judgment, with CEO input	Formulaic and Compensation Committee judgment	Formulaic, approved by Compensation Committee		Continued employment with Cliffs
Performance Measures	N/A	Company and individual performance factors	Relative TSR		N/A
Analysis of 2018 Compensation Decisions
Base Salary
The Compensation Committee annually reviews and approves the base salaries for the CEO and other executives, including the NEOs. In making a determination of the appropriate level of an executive's base salary, the Compensation Committee considers a number of factors, including:

•	Range, scope and complexity of each NEO's role;

•	Comparability with the external (market median) and internal marketplace (roles of similar responsibilities, experience and organizational impact);

•	Individual performance;

•	Tenure and experience; and

•	Retention considerations.
In 2018, the Compensation Committee reviewed the base salaries of the NEOs and, determined the following: (1) the NEOs each received a merit increase of approximately 3%, which increase was consistent with the merit increases generally applied to the salaried employees of the Company and (2) Mr. Harapiak's merit increase of an additional 3.5% was primarily implemented to acknowledge his added responsibilities as Chief Administration Officer. The following are the 2018 base salaries for the NEOs:

	ANNUALIZED BASE SALARY
	2017 ($)	2018 ($)	INCREASE (%)
Goncalves	1,300,000	1,350,000	3.8
Flanagan	400,000	412,000	3.0
Harapiak	400,000	426,000	6.5
Fedor	414,000	426,000	2.9
Smith	414,000	426,000	2.9

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Program
Our EMPI Plan provides an opportunity for our NEOs to earn an annual cash incentive based on our financial performance relative to business plans and thereby align actual pay results with the short-term business performance of the Company. Target annual incentives generally are positioned at or above market median; thus, when combined with salaries generally at median, the total target cash compensation opportunity for our NEOs generally is positioned at or above market median on average, which approach is needed to attract and retain talent in a competitive job market. The positioning of individual NEOs may vary from this general target based on the factors described above.
The EMPI Plan award payout is calculated as follows:

Base Salary ($)	X	Target Award Level (%)	X	2018 Funding (%)	=	EMPI Award ($)
2018 EMPI Plan Award Opportunities. In February 2018, the Compensation Committee established a threshold, target and maximum EMPI Plan opportunity, expressed as a percentage of base salary, for each NEO. Actual incentive payouts below maximum funding levels were determined under a weighted scoring system, with the scoring of each performance metric expressed as a percentage of the maximum payout, subject to Compensation Committee negative discretion. Additionally, the Compensation Committee increased the target award level percent for our Vice Presidents and Executive Vice Presidents to reduce the compression between the position levels.
EMPI Plan award opportunities (expressed as a percentage of base salary) approved for each of the NEOs in February 2018 were as follows:

EMPI PLAN AWARD OPPORTUNITIES

	2018 BASE SALARY	THRESHOLD	TARGET	MAXIMUM
Goncalves	1,350,000	100%	200%	400%
Flanagan	412,000	50%	100%	200%
Harapiak	426,000	50%	100%	200%
Fedor	426,000	50%	100%	200%
Smith	426,000	50%	100%	200%
2018 EMPI Plan Underlying Performance Measures. The EMPI Plan uses an underlying performance scorecard with performance standards that are related to Cliffs' strategic initiatives, financial metrics and safety for 2018. Cliffs believes that a significant portion of our NEOs’ potential compensation should be dependent on our business results as well as our NEOs’ successful leadership.
2018 EMPI Plan Target Setting and 2018 Results. Performance targets and ranges under the EMPI Plan were established and approved by the Compensation Committee in the first quarter of 2018, taking into consideration management's financial plans for the current year. Both performance elements other than the strategic initiatives were assigned a minimum threshold level, a target level and a maximum level, representing attainment of 25%, 50% and 100%, respectively, of the EMPI Plan maximum award opportunities associated with those elements. The Compensation Committee set the EMPI metrics for 2018 so that the relative difficulty of achieving the target level is expected to be consistent from year to year. The objective is to establish target goals in any given year that are challenging yet achievable, with a much higher level of difficultly to achieve performance that generates the maximum payout. For performance below the minimum threshold performance requirement for each metric, funding would be zero percent for that factor.

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COMPENSATION DISCUSSION AND ANALYSIS

As a top level performance metric, the EMPI Plan included a minimum Adjusted EBITDA condition, which meant that no amounts were payable if our Adjusted EBITDA had been less than $100 million. The specific elements, respective weightings and funding results for the underlying metrics were as follows:

2018 EMPI

EMPI PLAN PERFORMANCE METRIC	THRESHOLD 50%	TARGET 100%	MAXIMUM 200%	WEIGHTING (%)	2018 ACTUAL	2018 FUNDING (%)
Adjusted EBITDA (USD $ in millions)	$400	$500	$600	40.0	$766.1	80.00
Safety Scorecard	150-175	176-249	250+	10.0	272.5	20.00
Strategic Initiatives:	----	----	----	50.0	----	100.00
▪ Advancing the HBI Project on schedule and within budget
▪ Advancing the Northshore Low Silica Project on schedule and within budget
▪ Protecting and enhancing Cliffs' competitive position in the U.S. iron market
▪ Effectively manage Cliffs' Australian assets to best economic outcome for the Company
▪ Resigning as managing agent of Hibbing Taconite Joint Venture
▪ Any initiatives the Compensation Committee deems significant to advancing the Company
			Total	100.0		200.00
The Compensation Committee established specific goals for 2018 covering financial, safety and strategic performance metrics. The Compensation Committee established weightings of 40% financial, 10% safety and 50% strategic initiatives. Each quarter, the Compensation Committee reviewed the interim status of our performance against the metrics. Although the Compensation Committee retained the discretion (below an initial funding level) to increase or decrease any projected payout based on both the financial and operational performance and progress on overall operational and strategic initiatives, the Compensation Committee chose not to exercise negative discretion and the 2018 EMPI payouts were weighted as originally established.
Cliffs delivered above maximum Adjusted EBITDA performance while operating in a safe manner. The safety scorecard implements a plan to give credit for compliance and proactive initiatives. The safety scorecard assigns points and measures specific criteria regarding total reportable incident rates (including number of injuries), proactive initiatives, and sustaining safety performance at our mining operations. Cliffs' safety performance for 2018 met the maximum metric.
Adjusted EBITDA
The Compensation Committee continued to utilize Adjusted EBITDA as a performance metric. The Compensation Committee believes that Adjusted EBITDA is the proper financial metric to assess its operating performance, it also provides the most accurate measure of on-going core operating results and to evaluate comparative results period over period. Cliffs reported 2018 Adjusted EBITDA of $766 million. This represented a 52% increase from 2017 reported Adjusted EBITDA of $505 million, and more than double 2016 reported Adjusted EBITDA of $374 million. When setting the Adjusted EBITDA target, the Compensation Committee considers the company’s profitability drivers, most notably its average selling prices, cash costs, and sales volumes; as well as expected commodity prices, including those for iron ore, domestic hot-rolled coil steel, and pellet premiums. These factors are rigorously discussed, debated, and agreed upon by the Compensation Committee before setting the final target. See the Annex for an explanation of our non-GAAP financial measures.
Safety Scorecard
The health and safety scorecard measures specific criteria and assigns points regarding incident rates, proactive initiatives, and sustaining safety performance and permission to operate (which incorporates safety and industrial hygiene) at all Cliffs operations.  Sustainability is core to our business and health and safety is one of its cornerstones.  Cliffs' initiatives to protect the health and safety of its employees, driving down costs for injury and illness treatment and time away from work, and controlling operational costs through careful planning and design for safety, are reflected in the health and safety scorecard.
For 2018, all Cliffs' sites met or exceeded their incident rate goals. As a result, we achieved our best overall incident rates in over 10 years. The 2018 record health and safety performance was achieved while in full production and with a major construction project underway at our Mining and Pelletizing mine sites.  Along with the Mining and Pelletizing production, construction activity is increasing at our HBI facility in Toledo, Ohio. Our Total Recordable Incident Rate ("TRIR") of 1.20 is 55% of the industry standard of 2.20, the greatest Cliffs has experienced in years.

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COMPENSATION DISCUSSION AND ANALYSIS

Our 2018 health and safety performance is summarized below:

	2018 RATES	COMPARED TO 2017
TRIR (1)	1.20	9% decrease (1.32 in 2017); historically lowest in over 10 years
LOST TIME INJURY RATE	0.42	17% increase (0.36 in 2017)
LOST TIME INCIDENTS	17 (14 employees and 3 contractors)	16 in 2017 (15 employees and 1 contractor)
LOST DAY SEVERITY RATE (2)	6.38	10% decrease (7.12 in 2017)
LOST DAYS	413 (210 employees and 203 contractors)	295 in 2017 (276 employees and 19 contractors)
(1) Calculated by multiplying the number of recordable cases by 200,000, and then dividing that number by the number of labor hours worked. (2) Lost Day Severity Rate does not include contractors.
Cliffs’ safety performance for 2018 earned the metric maximum by exceeding its TRIR reduction target.  This demonstrates the focus by all hourly and salaried employees on safe production while also delivering above target Adjusted EBITDA performance.
Strategic Initiatives
In 2018, the Compensation Committee continued to incorporate strategic initiatives into the annual incentive program. Since 2016, the Compensation Committee has incorporated strategic performance measures into the EMPI Plan to reward management for continuing to focus on the long-term health of the business.
The strategic initiatives are chosen by the Compensation Committee with the purpose of aligning management's interests with those of our long-term shareholders, while maintaining a focus on short-term progress toward achieving our strategic goals. The Compensation Committee believes that these strategic initiatives are important to the long-term value of shareholders and ongoing success of Cliffs. A description of the strategic initiatives chosen by the Compensation Committee in early 2018 and the achievements by management during 2018 are described below:

ADVANCING THE HBI PROJECT ON SCHEDULE AND WITHIN BUDGET

✓✓
Description of Initiative and Achievements: By 2020, we expect to be the sole producer of HBI in the Great Lakes region with the development of our first production plant in Toledo, Ohio. In 2017, we raised capital to fully fund the then-estimated $700 million needed for the Toledo HBI Project. With the capital structure in place to support our future growth, the focus in 2018 was on execution of the project. The ground clearing, foundation development and remaining construction were executed on schedule. During 2018, we had cash outflows, including deposits, of approximately $180 million on development of the HBI production plant. The Toledo HBI Project spend expectation for 2018 was reduced by $25 million to $175 million due to further development and refined timing of the project spending plan.
Result: HBI is on schedule to achieve production in 2020.

ADVANCING THE NORTHSHORE LOW SILICA PROJECT ON SCHEDULE AND WITHIN BUDGET

✓✓
Description of Initiative and Achievements: The Northshore Low Silica Project is an upgrade to the Northshore plant to replace up to 3.5 million long tons of blast furnace pellet production with DR-grade pellet production that could be sold commercially or used as feedstock for the Toledo HBI Project. We expect to spend approximately $90 million for upgrades at the Northshore plant to enable it to produce significantly increased levels of DR-grade pellets. During 2018, we had cash outflows, including deposits, of approximately $50 million on the upgrades at the Northshore mine.
Result: Northshore's Low Silica Project is well underway.

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COMPENSATION DISCUSSION AND ANALYSIS

PROTECTING AND ENCHANCING CLIFFS' COMPETITIVE POSITION IN THE US IRON MARKET

✓✓
Description of Initiative and Achievements:
During the first quarter of 2018, we amended and restated our syndicated facility agreement ("ABL"), extending its maturity to the earlier of February 28, 2023 or 60 days prior to the maturity of certain other material debt, and introducing several improvements from the previous facility, which was put into place in 2015. The changes were introduced in alignment with our vastly improved financial condition since the initial facility was adopted, while continuing to provide us with the financial flexibility needed to operate our business and execute our strategic initiatives. In the amended and restated ABL, the overall size of the credit facility was reduced from $550 million to $450 million and borrowing costs and unused commitment fees were also reduced.

✓✓
In late 2017, we acquired certain real estate interests located in Nashwauk, Minnesota. During 2018, we have defended our property interests and executed an initial exploratory drill program on the Nashwauk property.

✓✓
In October, we redeemed the entirety of our outstanding Senior Notes Due 2020. The aggregate principal amount outstanding of the Senior Notes Due 2020 was approximately $211 million. Pursuant to the terms of the indenture governing the Senior Notes Due 2020, approximately $218 million in the aggregate, including make-whole premiums and accrued and unpaid interest to, but not including, the redemption date, was paid to holders of the Senior Notes Due 2020. In addition, we repurchased $14 million of Senior Notes Due 2021 and $2 million of Senior Notes Due 2025.

Result: We protected and enhanced our position in the U.S. iron ore market by focusing on our mining and pelletizing business.
EFFECTIVELY MANAGING CLIFFS' AUSTRALIAN ASSETS TO BEST ECONOMIC OUTCOME FOR THE COMPANY

✓✓
Description of Initiative and Achievements: We executed a strategy to mitigate our costs as we exited the Asia Pacific Iron Ore operations, including the completion of two sales of substantially all remaining assets of the operations. As a result of the transaction with Mineral Resources, our previously disclosed costs of closing the Australian operations (approximately $140 to $170 million) were reduced by approximately $85 million. In addition, as a result of the liquidation of substantially all of the Australian subsidiaries' net assets, the historical changes in foreign currency translation of $228 million was reclassified and recognized as a gain.
Result: We successfully exited Australia and returned to our roots as a supplier of high-grade iron units to the Great Lakes steel industry.

RESIGNING AS MANAGING AGENT OF HIBBING TACONITE JOINT VENTURE

✓✓
Description of Initiative and Achievements: In 2018, Cliffs tendered its resignation as the mine manager of the Hibbing mine and plans to transition this role to the majority owner in August 2019.
Result: Cliffs will focus on its wholly-owned Minnesota iron ore operations.

OTHER INITIATIVES THE COMPENSATION COMMITTEE DEEMED SIGNIFICANT TO ADVANCE THE COMPANY

✓✓
Description of Initiative and Achievements: During March 2018, we entered into a restructuring term sheet with the Bloom Lake Group and the Wabush Group, which documents the proposed terms of a plan of compromise or arrangement in the Canadian Companies' Creditors Arrangement Act proceedings (the “Proposed Plan”) to be sponsored by us as negotiated between us and the Monitor. This Proposed Plan received both creditor and court approval on June 29, 2018.

✓✓
We reached an agreement with the USW for a new four-year labor contract that is effective as of October 1, 2018. The new contract will cover approximately 1,800 of our USW-represented workers at the Tilden and Empire mines in Michigan, and the United Taconite and Hibbing Taconite mines in Minnesota. The new labor contract was ratified on October 11, 2018.

✓✓ In October, the Board of Directors declared a quarterly cash dividend on our common shares of $0.05 per share. The cash dividend was paid on January 15, 2019.
Result: We made significant financial improvements year-over-year while maintaining near-zero turnover in a competitive employment market and operating in a safe and sustainable manner.
Cliffs achieved results well beyond expectations. As a result, the Compensation Committee reviewed the progress on the strategic initiatives and determined that performance exceeded expectations and approved a maximum payout for strategic performance metrics.

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COMPENSATION DISCUSSION AND ANALYSIS

Total annual incentives for 2018 under the EMPI Plan were paid to the NEOs in the amounts set forth in the following table:

	BASE SALARY ($)	TARGET AWARD LEVEL (%)	2018 EMPI FUNDING (%)	EMPI PLAN PAYOUT ($)
Goncalves	1,350,000	200%	200%	5,400,000
Flanagan	412,000	100%	200%	824,000
Fedor	426,000	100%	200%	852,000
Harapiak	426,000	100%	200%	852,000
Smith	426,000	100%	200%	852,000

Long-Term Incentive Program
Our long-term equity incentive compensation program rewards the NEOs based on the future performance of our Company by providing awards for creating value for our shareholders. The goals of the long-term incentive program are to:

•	Help ensure the NEOs’ financial interests are aligned with our shareholders’ interests;

•	Motivate decision making that improves financial performance over the long-term;

•	Recognize and reward superior financial performance of our Company;

•	Provide a retention element to our compensation program; and

•	Promote compliance with the Share Ownership Guidelines for executives.
Each year, we establish a target long-term incentive award opportunity for each NEO as a pre-determined percentage of base salary based on market competitive practices and internal equity considerations. In general, the Compensation Committee sought to position target long-term incentive opportunities at or above the median of market for equivalent roles so that, in combination with base salaries near median, and at or above market annual incentive targets, the total target compensation opportunity for our NEOs is generally above the median of market on average. Actual positioning may vary from this target for NEOs based on the factors previously described. In addition, actual awards to each NEO may vary from the target established for each role, based on the CEO’s assessment of individual performance in the case of grants made to NEOs other than the CEO and based on the Board’s assessment of the CEO’s performance in the case of grants made to the CEO.
Administrative Process. Long-term incentive awards for NEOs are granted annually on the date of the Compensation Committee’s approval or a later date as set by the Compensation Committee. Grants for new or newly promoted NEOs or for long-term retention are approved by the Compensation Committee at the next regularly scheduled Compensation Committee meeting following the hire or promotion date or in a special meeting, as needed. The grant date for new hire or promotion-related awards is the date of such approval or such later date as the Compensation Committee determines. We do not schedule grants to coordinate with the release of material non-public information. All NEOs grants were awarded under the Amended 2015 Equity Plan or the A&R 2015 Equity Plan.
2018 Long-Term Incentive Grants. In 2018, the Compensation Committee divided the annual long-term incentive grant to the NEOs into three components: 34% performance cash incentive awards, 33% performance share awards and 33% restricted stock units.
2018 Performance Cash Incentive Awards and Performance Share Awards. The performance cash incentive awards and the performance share awards granted in 2018 provide an opportunity to earn cash and shares based on our performance over a three-year period, with potential funding from zero to 200% of the target grant depending on the level of attained performance. The cash and shares are earned based on achieving relative TSR, as compared to comparator companies’ returns in the metals and mining industries (performance share comparator companies are identified below).
The calibration of the pay-for-performance relationship for 2018 grants is as follows and payout is interpolated for performance between threshold, target and maximum levels:

		PERFORMANCE LEVEL
PERFORMANCE FACTOR	WEIGHT	BELOW THRESHOLD	THRESHOLD	TARGET	MAXIMUM
Relative TSR	100%	Below 25th Percentile	25th Percentile	50th Percentile	75th Percentile
Payout		—%	50%	100%	200%

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COMPENSATION DISCUSSION AND ANALYSIS

2018 Performance Cash Incentive and Performance Share Comparator Group. The comparator group used for the 2018 performance cash incentive and performance share awards that are tied to relative TSR is comprised of 28 constituents of the SPDR S&P Metals and Mining ETF Index (excluding Cliffs) at the beginning of the three-year performance period, which started on January 1, 2018. Our 2018 performance comparator group consists of:

AK Steel Holding Corporation	Freeport-McMoRan Inc.	Royal Gold, Inc.
Alcoa Corporation	Haynes International, Inc.	Schnitzer Steel Industries, Inc.
Allegheny Technologies Inc.	Hecla Mining Company	Steel Dynamics, Inc.
Arch Coal Inc.	Kaiser Aluminum Corporation	SunCoke Energy Inc.
Carpenter Technology Corporation	Materion Corporation	TimkenSteel Corporation
Century Aluminum Company	McEwen Mining Inc.	United States Steel Corporation
Coeur Mining, Inc.	Newmont Mining Corporation	Warrior Met Coal Inc.
Commercial Metals Company	Nucor Corporation	Worthington Industries, Inc.
Compass Minerals International, Inc.	Peabody Energy Corporation
CONSOL Energy Inc.	Reliance Steel & Aluminum Co.
The performance comparator group focuses on steel, metals and commodity mineral mining companies that generally will be affected by the same long-term market conditions that affect us. The Compensation Committee evaluates this comparator group for each new cycle of the performance cash and performance share program based on recommendations made by its compensation consultant and makes adjustments as needed based on changes in the industry makeup and relevance of our specific comparators. The performance comparator group used to assess performance for performance cash and share incentive awards is not the same as the comparator group used to assess the competitiveness of our compensation because the latter is limited to those companies who are more similar in revenue and industry.
2018 Restricted Stock Units. Restricted stock units granted in 2018 are generally earned based on continued employment over a period of three years and are retention-based awards. These restricted stock unit awards generally vest on December 31, 2020, and are payable in our common shares.
2018 – 2020 Performance Cash Incentive Awards, Performance Share Awards, and Restricted Stock Unit Grants. On February 21, 2018, the Compensation Committee approved target performance cash incentive awards and performance share awards and restricted stock unit awards under the A&R 2015 Equity Plan for our NEOs. The number of shares subject to the awards granted to each NEO was determined by dividing the applicable grant values by the 60-day average closing price of our common shares ending on the date of grant ($7.26 for grants made in February 2018). The use of the 60-day average price to calibrate the number of units granted limits the potential to grant an unusually high or low number of units due to an exceptionally low or high share price on the date of the grant. The following amounts of performance cash incentive awards, performance share awards and restricted stock units granted at the closing share price of $7.53 per share on February 21, 2018, the date of grant, were awarded to our NEOs for the 2018 – 2020 period:

	TARGET %	TOTAL GRANT VALUE ($)	TARGET PERFORMANCE CASH INCENTIVE AWARDS ($)	TARGET PERFORMANCE SHARE AWARDS (#)	RESTRICTED STOCK UNITS (#)
Goncalves	400%	5,532,552	1,836,000	245,455	245,455
Flanagan	175%	738,701	245,140	32,773	32,773
Fedor	175%	763,793	253,470	33,886	33,886
Harapiak	175%	763,793	253,470	33,886	33,886
Smith	175%	763,793	253,470	33,886	33,886
2017 Long-Term Incentive Grants. As described in last year's proxy statement, the annual long-term incentive granted to the NEOs was divided into three components: 34% performance cash incentive awards, 33% performance share awards and 33% restricted stock units.
The performance cash incentive awards and the performance share awards granted in 2017 provided an opportunity to earn cash and shares based on our performance over a three-year period, with potential funding from zero to 200% of the target grant depending on the level of attained performance. The cash and shares are earned based on achieving relative TSR, as compared to the constituent companies in the SPDR S&P Metals and Mining ETF Index at the beginning of the three-year performance period, which started on January 1, 2017.
The performance cash and share awards funding varies based on our three-year relative TSR position relative to our comparator group for such awards as follows: performance at the 25th percentile will fund 50% of the target award; performance at the 50th percentile will fund 100% of the target award; and performance at or above the 75th percentile will fund 200% of award target. No performance shares will be earned for relative performance below the comparator group 25th percentile.

2019 Proxy Statement	38

COMPENSATION DISCUSSION AND ANALYSIS

The restricted stock units granted in 2017 are generally earned based on continued employment over a period of three years and are retention-based awards. These restricted stock unit awards generally vest on December 31, 2019, and are payable in our common shares.
2016 Long-Term Incentive Grants. The long-term incentive program for 2016 had two components, each equally weighted in terms of target award value: (1) performance cash incentive awards, that generally vests three years after the grant date, subject to continued service on such date; and (2) restricted stock units that generally vest three years after the grant date, subject to continued service on such date.
The performance cash incentive awards granted provided an opportunity to earn cash based on our performance over a three-year period, with potential funding from zero to 200% of the target grant depending on the level of attained performance. The cash was earned based on achieving two performance factors: relative TSR, as compared to comparator companies’ returns in the metals and mining industries and Adjusted EBITDA. The Adjusted EBITDA metric was evaluated and set annually each February. If the metric for each year during the three-year performance period was achieved, a portion of the award for that year was considered earned but was paid in cash at the end of the three-year period.
The calibration of the pay-for-performance relationship for 2016 grants is as follows and payout is interpolated for performance between threshold, target, and maximum levels:

		PERFORMANCE LEVEL
PERFORMANCE FACTOR	WEIGHT	BELOW THRESHOLD	THRESHOLD	TARGET	MAXIMUM
Relative TSR	50%	Below 25th Percentile	25th Percentile	50th Percentile	75th Percentile
2016 Annual Adjusted EBITDA (USD $ in millions)	50%	Below 75.0	75.0	125.0	175.0
2017 Annual Adjusted EBITDA (USD $ in millions)		Below 350.0	350.0	500.0	650.0
2018 Annual Adjusted EBITDA (USD $ in millions)		Below 400.0	400.0	500.0	600.0
Payout		—%	50%	100%	200%
The following are the amounts of the performance cash incentive awards earned as of December 31, 2018:

	RELATIVE TSR - PERFORMANCE CASH INCENTIVE AWARD EARNED ($) AT 200% OF TARGET	2016 ANNUAL ADJUSTED EBITDA PERFORMANCE CASH INCENTIVE AWARD EARNED ($) AT 200% OF TARGET	2017 ANNUAL ADJUSTED EBITDA PERFORMANCE CASH INCENTIVE AWARD EARNED ($) AT 103.3% OF TARGET	2018 ANNUAL ADJUSTED EBITDA PERFORMANCE CASH INCENTIVE AWARD EARNED ($) AT 200% OF TARGET
Goncalves	2,160,000	720,000	371,880	720,000
Flanagan	143,100	47,700	24,637	47,700
Fedor	317,600	105,868	54,680	105,866
Harapiak	293,900	97,968	50,599	97,966
Smith	317,600	105,868	54,680	105,866
Payout Determined for the 2016 – 2018 Long-Term Incentive Grant - Performance Cash. In January 2019, the Compensation Committee determined that for the three-year performance period ended on December 31, 2018, we achieved relative TSR performance above maximum goal (100th percentile) compared to the constituent companies in the SPDR S&P Metals and Mining ETF Index at the beginning of the three-year performance period, which started on January 1, 2016. Our TSR over this time period was 387% compared to an 50% average for the 23 constituent companies in the SPDR S&P Metals and Mining ETF Index. 2018 Adjusted EBITDA was above maximum goal, resulting in a payout level of 200% for the performance cash awards.
RETIREMENT AND DEFERRED COMPENSATION BENEFITS
Defined Benefit Pension Plan
We maintain a defined benefit pension plan for all U.S.-based employees (the "Pension Plan") and a Supplemental Executive Retirement Plan (the "SERP") in which all of the NEOs are eligible to participate following one year of service. The Compensation Committee believes that pension benefits are a typical component of total benefits for employees and executives at companies in industries similar to ours and that providing such benefits is important to delivering a competitive package to attract and retain employees. The objective of the SERP is to provide benefits above the statutory limits for qualified pension plans for highly paid executives. Additional detail is shown in the 2018 Pension Benefits Table below.

2019 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

401(k) Savings Plan
Our U.S.-based employees, including our NEOs, are eligible to contribute up to 35% of their base salary under our 401(k) Savings Plan. Annual pre-tax contributions are limited by Internal Revenue Service ("IRS") regulations. For the 2018 calendar year, employee pre-tax contributions were limited to $18,500 ($24,500 for persons age 50 or older). We match 100% of employee contributions up to the first three percent and 50% for the next two percent of contributions. We believe our 401(k) match is competitive and necessary to attract and retain employees.
Deferred Compensation Plan
Under the 2012 Non-Qualified Deferred Compensation Plan (the "2012 NQDC Plan"), the NEOs and other senior executives are permitted to defer, on a pre-tax basis, up to 50% of their base salary and all or a portion of their annual incentive under the EMPI Plan. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit that addresses the goal of attracting and retaining talent.
Deferrals earn interest at the Moody’s Corporate Average Bond Yield, which was approximately 3.96% for 2018, or any mutual investment option provided in the 401(k) Savings Plan for U.S. salaried employees. Additionally, the 2012 NQDC Plan provides for an annual supplemental matching contribution. The amount of the supplemental matching contribution is equal to what the NEO would have received as matching contributions in the 401(k) Savings Plan without regard to the applicable IRS maximum compensation limits for 2018.
Other Benefits
Our other benefits and perquisites for senior executives, including our NEOs, are limited to Company-paid parking, fitness facility reimbursement, executive physicals, personal financial services, and certain commuter expenses. The Compensation Committee believed that these benefits will prevent distraction from duties as an executive officer and encourage the health and well-being of our executive leadership team. Due to the location of our corporate offices, we provide Company-paid parking to corporate employees in mid- to upper-level management positions and executive officers. These benefits are disclosed below in the 2018 Summary Compensation Table under “All Other Compensation” and described in footnote (6).
SUPPLEMENTARY COMPENSATION POLICIES
Cliffs uses several additional policies to ensure that our overall compensation structure is aligned with shareholder interests and is competitive with market practices. Specific policies include:
Share Ownership Guidelines
Several years ago, our Board adopted Share Ownership Guidelines to ensure that senior executives, including our NEOs, have a meaningful direct ownership stake in Cliffs and that the interests of executives thereby are aligned with our shareholders. Our guidelines provide that senior executives, including our NEOs, own shares at least equal to the dollar value of the respective multiple of their base salary. The guidelines are as follows:

MULTIPLE OF BASE PAY
CEO	6x
Executive / Senior Vice President	3x
Vice President	1.5x
To be compliant, each executive has five years from the time he or she is appointed to his officer position to satisfy the Share Ownership Guidelines. The senior executives, including our NEOs, must hold 50% of their “net profit shares” (the shares remaining after deducting the number of shares required to be exchange in order to pay tax obligations) from their vested restricted stock units until the senior executives have met the ownership guideline.
For purposes of determining share ownership levels, only the following forms of our equity interests are taken into account:

•	shares owned directly; and

•	unvested restricted shares or restricted stock units.

2019 Proxy Statement	40

COMPENSATION DISCUSSION AND ANALYSIS

Currently, all of the NEOs are in compliance with our guidelines. The following table summarizes NEO ownership of our common shares as of December 31, 2018 (the last trading day of the year).

	VALUE OF SHARES OWNED DIRECTLY ($)	VALUE OF RESTRICTED STOCK UNITS ($)	TOTAL SHARE VALUE ($)	REQUIRED MULTIPLE OF BASE SALARY	REQUIRED VALUE ($)	APPROXIMATE OWNERSHIP RELATIVE BASE SALARY AS OF DECEBMER 31, 2018 (1)
	# OF SHARES OWNED DIRECTLY	# OF RESTRICTED STOCK UNITS	# OF TOTAL SHARES
Goncalves	$12,604,954	$19,325,279	$31,930,233	6x	$8,100,000	23.7x
	1,411,529	2,164,085	3,575,614
Flanagan	$625,645	$1,223,249	$1,848,894	3x	$1,236,000	4.5x
	70,061	136,982	207,043
Fedor	$911,405	$2,111,320	$3,022,725	3x	$1,278,000	7.1x
	102,061	236,430	338,491
Harapiak	$847,850	$1,985,505	$2,833,355	3x	$1,278,000	6.7x
	94,944	222,341	317,285
Smith	$1,151,997	$2,111,320	$3,263,317	3x	$1,278,000	7.7x
	129,003	236,430	365,433
(1) Value is calculated based on the one-year average closing price per share of our shares on December 31, 2018, which was $8.93.
Change in Control Severance Agreements
In 2016, the Compensation Committee approved, and we subsequently entered into, new change in control severance agreements with all of our NEOs in service at such time except Mr. Goncalves with whom we entered into a change in control severance agreement in 2014. The Compensation Committee believes that such agreements support the goals of attracting and retaining highly talented individuals by clarifying the terms of employment and reducing the risks to the NEO in situations where the NEO believes, for example, that we may engage in a merger, be acquired in a hostile tender offer or be involved in a proxy contest. In addition, the Compensation Committee believes that such agreements align the interests of NEOs with the interests of our shareholders if a qualified offer is made to acquire Cliffs, in that each of our NEOs would likely be aware of or involved in any such negotiation and it is to the benefit of our shareholders to have NEOs negotiating in the shareholders’ best interests without regard to the NEOs' personal financial interests. The level of benefits under these agreements was determined consistent with market practices at the time that the agreements were established. The agreements generally provide for the following change in control benefits:

•
Depending on position, two or three times annual base salary and target annual incentive as severance upon termination within 24 months following the change in control, a payment for two or three years of continued SERP benefits, up to $10,000 in outplacement services in the case of Messrs. Flanagan, Fedor, Harapiak, and Smith and up to 15% of Mr. Goncalves' base salary, up to $12,000 per year for tax and financial planning services for two or three years and, under certain circumstances, continuation of welfare benefits for two or three years, depending on position; and

•	Non-competition, confidentiality and non-solicitation restrictions on NEOs who receive severance payments following the change in control.
Clawback Policy
The Board implemented a clawback policy in 2012. The clawback policy, applicable to all of our executive officers, covers the following incentive based compensation:

•	Annual incentive awards paid under our annual cash incentive compensation program;

•	Equity-based awards under our long-term incentive equity program; and

•	Any other incentive-based compensation paid or granted pursuant to an incentive plan.
Under this policy, if the Board determines that an executive officer has willfully committed an act of fraud, dishonesty or recklessness in the performance of his or her duties, which conduct resulted in an accounting restatement with any financial reporting requirement, the Board will take prompt and reasonable action to seek recovery of all excessive incentive-based compensation. The Board may seek recovery under this policy if an accounting restatement is due within 36 months of the publication of the financial statements that are required to be restated.

2019 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

Certain Material Tax and Accounting Implications
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a federal income tax deduction to public companies like Cliffs for compensation in excess of $1 million paid to certain executive officers (and, beginning in 2018, certain former executive officers).  Historically, compensation that qualifies as “performance-based compensation” under Section 162(m) of the Code could be excluded from this $1 million limit, but this exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available.  While awards granted for 2018 under our EMPI Plan and our equity plans were not structured to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, certain grants of cash- or equity-based awards under our equity plans in prior years were intended to potentially qualify as “performance-based compensation” for purposes of Section 162(m) of the Code under certain circumstances. The Compensation Committee did not consider in any substantial way any specific quantification of potential lost deductibility when making its 2018 compensation decisions.  In turn, the Compensation Committee retains the flexibility to award compensation that is consistent with our objectives and philosophy even if it does not qualify for a tax deduction. The Compensation Committee believes that the tax deduction limitation should not be permitted to compromise our ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes, and it is possible that awards intended in prior years to potentially qualify as “performance-based compensation” may not so qualify or may not be deductible.

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COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation and Organization Committee of the Board:
The Compensation and Organization Committee of the Board has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation and Organization Committee recommended to the Board that the Compensation Discussion and Analysis be included in the definitive proxy statement on Schedule 14A for Cliffs’ 2019 Annual Meeting and in Cliffs’ Annual Report on Form 10-K for the year ended December 31, 2018, each as filed with the Securities and Exchange Commission.
This report is furnished on behalf of the Compensation and Organization Committee of the Board of Directors.
Douglas C. Taylor, Chair
John T. Baldwin
Eric M. Rychel
Gabriel Stoliar

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the individuals who served as members of the Compensation Committee in 2018 (Messrs. Taylor, Baldwin, Rychel, Stoliar, Fisher, Jr., and Rutkowski, Jr.) was or has been an officer or employee of ours or engaged in transactions with us (other than in his capacity as director).
None of our executive officers serves as a director or member of the Compensation Committee of another organization whose executive officers serve as a member of either our Board or our Compensation Committee.

COMPENSATION-RELATED RISK ASSESSMENT

In 2018, the Human Resources Department, in conjunction with the ERM process, reviewed existing policies and plan design features within the framework of employee compensation plans in which employees (including the NEOs) participate in order to identify whether these arrangements had any design features that might encourage unnecessary and excessive risk taking that would have a material adverse effect on Cliffs. The review team analyzed a series of risk factors and concluded that the risk mitigation features in our compensation policies and plans, including pay mix (variable versus fixed and short-term versus long-term), multi-year performance periods, incentive compensation clawbacks and Share Ownership Guidelines, provide adequate safeguards to either prevent or discourage excessive risk taking. The review team did not identify any risk within the framework of our compensation policies and plans for our NEOs and our employees generally that are, either individually or in the aggregate, reasonably likely to have a material adverse effect on Cliffs. The Compensation Committee received a report summarizing the work of the review team and concurs with this conclusion.

2019 Proxy Statement	43

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES AND NARRATIVES
2018 Summary Compensation Table
The following table sets forth the compensation earned by our NEOs for services rendered to Cliffs and our subsidiaries for the fiscal years ended December 31, 2018, 2017 and 2016 (as applicable).

NAME AND PRINCIPAL POSITION (a)	YEAR (b)	SALARY ($) (1)(2) (c)	BONUS ($) (d)	STOCK AWARDS ($) (3) (e)	OPTION AWARDS ($)(f)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (1)(4) (g)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (5) (h)	ALL OTHER COMPENSATION ($) (6) (i)	TOTAL ($) (j)
Lourenco Goncalves Chairman, President and CEO	2018	1,350,000	—	4,776,554	—	8,280,000	340,021	697,352	15,443,927
	2017	1,300,000	4,650,000	11,858,417	—	4,565,940	650,202	536,946	23,561,505
	2016	1,200,000	—	2,184,134	—	5,520,000	314,528	317,819	9,536,481
Timothy K. Flanagan EVP, CFO	2018	412,000	—	637,763	—	1,014,800	—	31,435	2,095,998
	2017	400,000	318,000	760,951	—	540,829	144,000	30,553	2,194,333
	2016	—	—	—	—	—	—	—	—
Terry G. Fedor EVP, United States Iron Ore	2018	426,000	—	659,422	—	1,275,466	8,600	36,442	2,405,930
	2017	414,000	673,350	787,575	—	588,939	139,800	24,258	2,627,922
	2016	402,000	—	321,148	—	749,068	121,300	27,558	1,621,074
Maurice D. Harapiak EVP, HR & Chief Administration Officer	2018	426,000	—	659,422	—	1,243,866	41,772	40,680	2,411,740
	2017	400,000	623,100	760,951	—	566,791	65	39,124	2,390,031
	2016	372,000	—	297,184	—	693,168	72,941	40,406	1,475,699
Clifford T. Smith EVP, Business Development	2018	426,000	—	659,422	—	1,275,466	—	31,455	2,392,343
	2017	414,000	673,350	787,575	—	588,939	157,800	36,888	2,658,552
	2016	402,000	—	321,148	—	749,068	155,500	37,867	1,665,583
(1) 2018 amounts in columns (c) and (g) reflect the salary and non-equity incentive plan compensation for each NEO, respectively, before pre-tax reductions for contributions to the 401(k) Savings Plan, the 2012 NQDC Plan and certain other benefit plans.

(2) The 2018 salary for each of the NEOs includes his base salary before the employees’ contributions to the 401(k) Savings Plan. The following table summarizes salary contributions for the 401(k) Savings Plan for NEOs in 2018:

	401(k) CONTRIBUTION ($)	CATCH-UP CONTRIBUTION ($)	TOTAL ($)
Goncalves	18,500	6,000	24,500
Flanagan (a)	19,358	—	19,358
Fedor (b)	25,560	6,000	31,560
Harapiak	18,500	6,000	24,500
Smith (b)	19,170	6,000	25,170
(a) Mr. Flanagan's total 401(k) contribution exceeds the IRS 2018 contribution limit of $18,500 due to post-tax deferrals.
(b) Messrs. Fedor and Smith's total 401(k) contribution exceeds the IRS 2018 contribution limit of $18,500, $6,000 for individuals over the age of 50 due to post-tax deferrals.

(3)
The 2018 amounts in column (e) reflect the aggregate grant date fair value, computed in accordance with FASB ASC 718, for performance share awards and restricted stock units granted during 2018. For performance shares granted during 2018, the amounts reported are based on the target payout level. For additional information, refer to Note 9 in our Annual Report on Form 10-K for the year ended December 31, 2018. These types of awards are discussed in further detail in “Compensation Discussion and Analysis–Analysis of 2018 Compensation Decisions", under the sub-headings “2018–2020 Performance Cash Incentive Awards, Performance Share Awards, and Restricted Stock Unit Grants”.

(4)
The 2018 amounts in column (g) reflect the incentive awards earned in 2018 under the EMPI Plan and Long-Term Incentive Program (performance cash), which are discussed in further detail in “Compensation Discussion and Analysis–Analysis of 2018 Compensation Decisions" under the sub-headings “Annual Incentive Program” and "Long–Term Incentive Program." The 2018 metrics were achieved at or above 200% levels and, therefore, the earned amounts are reported for 2018 in the Non-Equity Incentive Plan Compensation column of the 2018 Summary Compensation Table.

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EXECUTIVE COMPENSATION

(5)
The 2018 amounts in column (h) reflect the actuarial increase in the present value of the NEO’s benefits under the Pension Plan and the SERP, both of which are discussed in “Compensation Discussion and Analysis–Retirement and Deferred Compensation Benefits” under the sub-heading “Defined Benefit Pension Plan,” determined using interest rate and mortality assumptions consistent with those used in our financial statements and may include amounts in which the NEO is not fully vested. The present value of accumulated pension benefits for the NEOs generally increased from December 31, 2017 to December 31, 2018. This is primarily the result of the one additional year of benefit accruals earned under the qualified and nonqualified pension plans. This column also includes amounts for above-market interest for the NEOs’ balances in the 2012 NQDC Plan.

The following table summarizes changes in pension values and above-market earnings on deferred compensation in 2018:

	PRESENT VALUE OF PENSION ACCRUALS ($)	ABOVE-MARKET INTEREST ON DEFERRED COMPENSATION ($)	TOTAL ($)
Goncalves	339,800	221	340,021
Flanagan (a)	—	—	—
Fedor	8,600	—	8,600
Harapiak	41,700	72	41,772
Smith (b)	—	—	—
(a) Mr. Flanagan had a decrease in the present value accrual of negative $26,400.
(b) Mr. Smith had a decrease in the present value accrual of negative $6,000.

(6)
The 2018 amounts in column (i) reflect the combined value of the NEOs' perquisites or the benefits attributable to our paid parking, fitness reimbursement program, executive physical, financial services, matching contributions made on behalf of the executives under the 401(k) Savings Plan and the 2012 NQDC Plan and commuter expenses.

The following table summarizes perquisites and other compensation in 2018:

	PAID PARKING ($)	FITNESS REIMBURSEMENT PROGRAM ($)	EXECUTIVE PHYSICALS ($)	FINANCIAL SERVICES ($)	401(k) SAVINGS PLAN MATCHING CONTRIBUTIONS ($)	NQDC PLAN MATCHING CONTRIBUTIONS ($)	OTHER ($)		TOTAL ($)
Goncalves	3,540	—	1,481	11,295	11,000	16,000	654,036	(a)	697,352
Flanagan	3,540	600	—	10,815	11,000	5,480	—		31,435
Fedor	3,540	300	3,183	12,379	11,000	6,040	—		36,442
Harapiak	3,540	600	7,023	12,477	11,000	6,040	—		40,680
Smith	3,540	—	—	10,875	11,000	6,040	—		31,455
(a) Other compensation for Mr. Goncalves reflects the aggregate incremental cost of commuter expenses, including the cost of personal use of the leased corporate aircraft ($641,224) and ground transportation ($12,812) in 2018. We have estimated our aggregate incremental cost of personal use of the leased corporate aircraft using a methodology that reflects the direct variable operating costs on an hourly basis, including all costs that may vary by the hours flown. Included in these direct variable operating costs are: aircraft fuel and oil, trip-related maintenance, crew travel expenses, trip-related fees, ramp fees, landing fees, catering and other miscellaneous variable costs. Fixed costs, such as hangar fee storage, maintenance not related to travel, pilot salaries, insurance and warranty are excluded from this calculation.

2018 Grants of Plan-Based Awards
The table below discloses in columns (d), (e) and (f) the potential payouts at the threshold, target and maximum levels of the 2018 awards under the EMPI Plan and Long-Term Incentive Program (performance cash incentive awards), granted under the A&R 2015 Equity Plan. See “Compensation Discussion and Analysis–Analysis of 2018 Compensation Decisions" under the sub-headings "Annual Incentive Program" and "Long-Term Incentive Program” for program descriptions. Actual payouts for the 2018 EMPI awards and earned amounts for 2018 Adjusted EBITDA performance cash awards are shown in the 2018 Summary Compensation Table.
Columns (g), (h) and (i) of the table below show the potential payouts at the threshold, target and maximum levels of the 2018–2020 performance share awards; such performance shares generally vest over a three-year period ending December 31, 2020. Column (k) shows the grant date fair value of such equity awards, based on the grant date fair value of $11.93 per share, computed in accordance with FASB ASC 718.
Columns (j) and (k) represents the number of restricted stock units granted in connection with the 2018–2020 vesting period based on the grant date price of $7.53 per share of those restricted stock unit grants.

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EXECUTIVE COMPENSATION

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS ($) (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (#) (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (j)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (k)
NAME (a)	AWARD TYPE (b)	GRANT DATE (c)	Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	Threshold (#) (g)	Target (#) (h)	Maximum (#) (i)
Goncalves	Annual Incentive Program	2/21/2018	1,350,000	2,700,000	5,400,000	—	—	—	—	—
	LTI Program - 2018 Adjusted EBITDA (3)	2/21/2018	180,000	360,000	720,000	—	—	—	—	—
	LTI Program - Relative TSR	2/21/2018	918,000	1,836,000	3,672,000	—	—	—	—	—
	LTI Program - Performance Shares	2/21/2018	—	—	—	122,728	245,455	490,910	—	2,928,278
	LTI Program - RSU	2/21/2018	—	—	—	—	—	—	245,455	1,848,276
Flanagan	Annual Incentive Program	2/21/2018	206,000	412,000	824,000	—	—	—	—	—
	LTI Program - 2018 Adjusted EBITDA (3)	2/21/2018	11,925	23,850	47,700	—	—	—	—	—
	LTI Program - Relative TSR	2/21/2018	122,570	245,140	490,280	—	—	—	—	—
	LTI Program - Performance Shares	2/21/2018	—	—	—	16,387	32,773	65,546	—	390,982
	LTI Program - RSU	2/21/2018	—	—	—	—	—	—	32,773	246,781
Fedor	Annual Incentive Program	2/21/2018	213,000	426,000	852,000	—	—	—	—	—
	LTI Program - 2018 Adjusted EBITDA (3)	2/21/2018	26,467	52,933	105,866	—	—	—	—	—
	LTI Program - Relative TSR	2/21/2018	126,735	253,470	506,940	—	—	—	—	—
	LTI Program - Performance Shares	2/21/2018	—	—	—	16,943	33,886	67,772	—	404,260
	LTI Program - RSU	2/21/2018	—	—	—	—	—	—	33,886	255,162
Harapiak	Annual Incentive Program	2/21/2018	213,000	426,000	852,000	—	—	—	—	—
	LTI Program - 2018 Adjusted EBITDA (3)	2/21/2018	24,492	48,983	97,966	—	—	—	—	—
	LTI Program - Relative TSR	2/21/2018	126,735	253,470	506,940	—	—	—	—	—
	LTI Program - Performance Shares	2/21/2018	—	—	—	16,943	33,886	67,772	—	404,260
	LTI Program - RSU	2/21/2018	—	—	—	—	—	—	33,886	255,162
Smith	Annual Incentive Program	2/21/2018	213,000	426,000	852,000	—	—	—	—	—
	LTI Program - 2018 Adjusted EBITDA (3)	2/21/2018	26,467	52,933	105,866	—	—	—	—	—
	LTI Program - Relative TSR	2/21/2018	126,735	253,470	506,940	—	—	—	—	—
	LTI Program - Performance Shares	2/21/2018	—	—	—	16,943	33,886	67,772	—	404,260
	LTI Program - RSU	2/21/2018	—	—	—	—	—	—	33,886	255,162
(1)    Reflects the Company's annual incentive program and two long-term incentive program components for 2018. The amounts in column (d) reflect the threshold payout level which is 50% of the target amount shown in column (e); and the amounts shown in column (f) represent 200% of such target amounts.

(2)    Reflects the performance shares component of the Company's long-term incentive program. The amounts in column (g) reflect the threshold payout level of the 2018 – 2020 performance shares, which is 50% of the target amount shown in column (h); and the amounts shown in column (i) represent 200% of such target amounts.

(3)    Represents the 2016–2018 performance cash incentive award to be earned by achieving the 2018 Adjusted EBITDA metric; if the metric for this final year during the three-year performance period was achieved, the 2018 portion of the award was considered earned and was paid in cash.

Outstanding Equity Awards at 2018 Fiscal Year–End
The following table shows: in column (c), the number of unexercised option awards that are exercisable; in column (d), the number of unexercised option awards that are unexercisable; in column (e), the option exercise price and in column (f), the option expiration date. In addition, column (g) shows the number of unvested restricted stock units held by each NEO, and column (h) shows the market value of the common shares underlying those awards based on the closing market price of common shares on December 31, 2018 of $7.69 per share. Column (i) shows the number of unearned performance shares held by each NEO, and column (j) shows the market value of the common shares underlying those awards based on the closing market price of common shares on December 31, 2018 of $7.69 per share. These awards were granted under the A&R 2012 Incentive Equity Plan, Amended 2015 Equity Plan or A&R 2015 Equity Plan.

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EXECUTIVE COMPENSATION

		OPTION AWARDS					STOCK AWARDS
NAME (a)	AWARD TYPE (b)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE (c)		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (d)	OPTION EXERCISE PRICE ($) (e)	OPTION EXPIRATION DATE (f)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#) (g)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (h)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(i)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (j)
Goncalves	2018 LTI Program	—		—	—	—	245,455	(1)	1,887,549	490,910	(2)	3,775,098
	2017 Retention Award	—		—	—	—	531,674	(3)	4,088,573	498,212	(4)	3,831,250
	2017 LTI Program	—		—	—	—	180,252	(5)	1,386,138	360,504	(6)	2,772,276
	2015 LTI Program	187,136	(7)	—	7.70	1/12/2025	—		—	—		—
	2014 New Hire	250,000	(8)	—	13.83	11/17/2021	—		—	—		—
Flanagan	2018 LTI Program	—		—	—	—	32,773	(1)	252,024	65,546	(2)	504,049
	2017 LTI Program	—		—	—	—	24,265	(5)	186,598	48,530	(6)	373,196
Fedor	2018 LTI Program	—		—	—	—	33,886	(1)	260,583	67,772	(2)	521,167
	2017 LTI Program	—		—	—	—	25,114	(5)	193,127	50,228	(6)	386,253
	2015 LTI Program	27,430	(7)	—	7.70	1/12/2025	—		—	—		—
Harapiak	2018 LTI Program	—		—	—	—	33,886	(1)	260,583	67,772	(2)	521,167
	2017 LTI Program	—		—	—	—	24,265	(5)	186,598	48,530	(6)	373,196
	2015 LTI Program	25,384	(7)	—	7.70	1/12/2025	—		—	—		—
Smith	2018 LTI Program	—		—	—	—	33,886	(1)	260,583	67,772	(2)	521,167
	2017 LTI Program	—		—	—	—	25,114	(5)	193,127	50,228	(6)	386,253
	2015 LTI Program	27,430	(7)	—	7.70	1/12/2025	—		—	—		—
(1)
Represents restricted stock units granted on February 21, 2018. The restricted stock units generally vest in full on December 31, 2020, subject to continued employment.
(2)
Represents performance shares for the 2018 – 2020 performance period granted on February 21, 2018. These shares are shown based on achievement of maximum performance and will generally vest on December 31, 2020, subject to the achievement of specified performance metrics and continued employment through December 31, 2020.
(3)
Represents a retention grant of restricted stock units to Mr. Goncalves on June 26, 2017. The restricted stock units generally vest in full on December 31, 2019, subject to continued employment.
(4)
Represents a retention grant of performance shares to Mr. Goncalves on June 26, 2017. These shares are shown based on achievement of maximum performance and will generally vest on December 31, 2019, subject to the achievement of specified performance metrics and continued employment through December 31, 2019.
(5)
Represents a grant of restricted stock units granted on February 21, 2017. The restricted stock units generally vest in full on December 31, 2019, subject to continued employment.
(6)
Represents performance shares for the 2017 – 2019 performance period granted on February 21, 2017. These shares are shown based on achievement of maximum performance and will generally vest on December 31, 2019, subject to the achievement of specified performance metrics and continued employment through December 31, 2019.
(7)
Represents stock options granted on January 12, 2015.
(8)
Represents stock options granted to Mr. Goncalves on November 17, 2014 pursuant to his employment offer.

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EXECUTIVE COMPENSATION

2018 Option Exercises and Stock Vested
The table below shows: in columns (c) and (d) information regarding the restricted stock unit awards that vested during 2018 for the NEOs.

	STOCK AWARDS
NAME (a)	AWARD TYPE (b)	NUMBER OF SHARES ACQUIRED ON VESTING (#) (c)		VALUE REALIZED ON VESTING ($) (d)
Goncalves	2016 LTI Program - RSU	1,206,704	(1)	9,279,554
Flanagan	2016 LTI Program - RSU	79,944	(1)	614,769
	2015 Special Retention Program	20,000	(2)	164,600
Fedor	2016 LTI Program - RSU	177,430	(1)	1,364,437
Harapiak	2016 LTI Program - RSU	164,190	(1)	1,262,621
Smith	2016 LTI Program - RSU	177,430	(1)	1,364,437
(1) Represents an award of restricted stock units granted during 2016 for the 2016 – 2018 vesting period. The value realized was determined based on the closing price of our common shares on December 31, 2018 of $7.69

(2) Represents a retention grant of restricted stock units in May 2015. The restricted stock units vested in full on May 26, 2018 (the value realized was determined based on the closing price of our common shares on May 25, 2018 of $8.23).

2018 Pension Benefits
The following table discloses, for the Pension Plan and the SERP: in column (c), the number of years of credited service; in column (d), the present value of accumulated benefits; and in column (e), payments during the last fiscal year. The calculation was determined using interest rate and mortality rate assumptions consistent with those used in Item 8, Note 8 in our Annual Report on our Form 10-K for the year ended December 31, 2018.
The cash balance formula under our Pension Plan provides a benefit payable at any time equal to the value of a notional cash balance account. For each calendar quarter after the applicable date, a credit is made to the account equal to a percentage of the NEO’s pay ranging from four percent to 10% based upon his age and service with transitional pay credits up to 13% during the transition period from June 30, 2003 to June 30, 2008. Interest is credited to the account balance on a quarterly basis. At retirement or termination of employment, the accumulated account balance can be paid as either a lump sum or actuarially equivalent annuity.
The compensation used to determine benefits under the Pension Plan is the sum of salary and annual incentive compensation paid under the EMPI Plan to a participant during a calendar year. Pensionable earnings for each of our NEOs during 2018 include the amount shown for 2018 in the “Salary” column of the 2018 Summary Compensation Table above plus the amount of annual incentive compensation earned in 2018 and paid in 2019, respectively.
The SERP generally provides the NEOs with the benefits that would have been payable under the Pension Plan if certain Code limitations did not apply to the Pension Plan. The SERP was amended effective for 2006 and future accruals to eliminate the payment of annual accruals and to provide that SERP accruals will instead be paid at retirement or termination.
For more information about the NEOs’ pension and SERP benefits, refer to the “Compensation Discussion and Analysis – Retirement and Deferred Compensation Benefits.”

NAME (a)	PLAN NAME(b)	NUMBER OF YEARS CREDITED SERVICE (#) (c)	PRESENT VALUE OF ACCUMULATED BENEFIT ($) (d)	PAYMENTS DURING LAST FISCAL YEAR ($) (e)
Goncalves	Salaried Pension Plan	4.4	116,400	—
	SERP	4.4	1,321,300	—
Flanagan	Salaried Pension Plan	10.7	265,500	—
	SERP	10.7	195,600	—
Fedor	Salaried Pension Plan	7.9	198,600	—
	SERP	7.9	277,100	—
Harapiak	Salaried Pension Plan	4.6	111,900	—
	SERP	4.6	176,200	—
Smith	Salaried Pension Plan	14.7	397,300	—
	SERP	14.7	375,500	—

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EXECUTIVE COMPENSATION

2018 Non-Qualified Deferred Compensation
In 2018, the NEOs were permitted to defer under the 2012 NQDC Plan, on a pre-tax basis, up to 50% of their base salary and all or a portion of their annual incentive under the EMPI Plan. Cash deferrals earn interest at the Moody’s Corporate Average Bond Yield rate or other investments provided in our 401(k) Savings Plan.
The NEO’s contributions to the 401(k) Savings Plan are limited by Code limitations. The amount NEOs received as Cliffs' matching contributions will be credited to each NEO's account per the 2012 NQDC Plan.
The following table shows: in column (c), executive contributions by each NEO, if any, and the contributions include any pre-tax contributions of salary and EMPI Plan awards; in column (d), registrant contributions, which are matching contributions we made on behalf of the NEOs and supplemental matching contributions authorized under the 401(k) Savings Plan that were credited to the 2012 NQDC Plan; in column (e), aggregate earnings, which include dividends and interest earned on cash deferrals; in column (f), aggregate withdrawals and/or distribution; and in column (g) the aggregate year-end balance.

NAME (a)	PLAN NAME (b)	EXECUTIVE CONTRIBUTIONS IN LAST FY ($) (1) (c)	REGISTRANT CONTRIBUTION IN LAST FY ($) (2) (d)	AGGREGATE EARNINGS IN LAST FY ($) (3)(e)	AGGREGATE WITHDRAWALS / DISTRIBUTIONS ($) (4) (f)	AGGREGATE BALANCE AT LAST FYE ($) (5) (g)
Goncalves	NQDC Plan	—	16,000	2,209	—	69,809
Flanagan	NQDC Plan	12,360	5,480	2,084	—	44,742
Fedor	NQDC Plan	—	6,040	987	—	29,859
Harapiak	NQDC Plan	—	6,040	645	—	20,864
Smith	NQDC Plan	—	6,040	1,040	—	30,476
(1)
The amounts disclosed in column (c) are also included in the “Salary” or “Non-Equity Incentive Plan Compensation” columns in the 2018 Summary Compensation Table, as applicable.
(2)
The amounts shown in column (d) consist of Cliffs' matching contributions disclosed in the “All Other Compensation” column in the 2018 Summary Compensation Table.
(3)
The amounts shown in column (e) under the NQDC Plan include above-market earnings, dividends and interest disclosed in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the 2018 Summary Compensation Table.
(4)
The amounts shown in column (f) reflect any withdrawals and/or distribution.
(5)
The aggregate balance for only the NQDC Plan in column (g) includes compensation earned in prior years and consists of fluctuation in market value, that previously was reported in prior Summary Compensation Tables as follows:

TOTALS ($)
Goncalves	52,092
Flanagan	31,266
Fedor	25,216
Harapiak	14,252
Smith	26,288

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The tables and discussion below reflect the compensation payable to each of the NEOs in the event of termination of such executive’s employment under a variety of different circumstances, including voluntary termination, involuntary termination without cause and termination following a change in control. The amounts shown assume in all cases that such termination was effective as of December 31, 2018, the last trading day of the year. All amounts shown are based on reasonable estimates of the amounts that would be paid to the executive upon his termination; the actual amounts only can be determined at the time of such NEO’s separation from Cliffs.
Payments Made Upon All Terminations
If a NEO’s employment terminates, he is entitled to receive certain amounts earned during his term of employment no matter the cause of termination. Such amounts may include:

•	Salary through the date of termination;

•	Unused vacation pay;

•	Accrued and vested benefits under the Pension Plan, SERP, 401(k) Savings Plan and 2012 NQDC Plan, if applicable; and

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EXECUTIVE COMPENSATION

•	Undistributed but earned performance shares, performance cash and vested restricted stock units for completed performance periods.
Additional Payments Upon Involuntary Termination Without Cause
In the event that a NEO is terminated involuntarily without cause, he typically would receive the following additional payments or benefits in the sole discretionary judgment of the Compensation Committee, taking into account the nature of the termination, the length of the NEO’s service with Cliffs and the NEO’s current incentive targets:

•	Severance payments;

•	Continued health insurance benefits;

•	Outplacement services;

•
Pursuant to the terms of our Amended 2015 Equity Plan and A&R 2015 Equity Plan, a pro rata portion, of his performance shares, performance cash, and restricted stock units. Such prorated performance shares, performance cash and restricted stock units will be paid when such shares and units would otherwise be paid. Stock options generally have a exercisable period of one-year from date of termination; and

•	Financial services.
Additional Payments Upon Retirement
Executives are eligible for retirement at age 55 with at least five years of service. Our cash balance pension plan has only a service requirement of three years for full vesting. In the event of any NEO's retirement, the following amounts will be paid and benefits will be provided, in addition to the amounts payable to all terminated salaried employees:

•	A pro rata portion of the annual incentive award under the EMPI Plan for the year in which he retires unless otherwise determined by the Compensation Committee;

•	Any unpaid annual incentive award under the EMPI Plan for the year prior to the year of retirement; and

•
A pro rata portion, of his performance shares, performance cash and restricted stock units. Such performance share awards, performance cash awards, and restricted stock units will be paid when such performance shares, performance cash and restricted stock units would otherwise be paid. Stock options generally have a exercisable period of one-year from date of retirement.

Additional Payments Upon Change in Control (Without Termination)
Effective September 2013, upon a change in control, all future equity awards granted to NEOs will be subject to potential assumption, replacement or continuation of the award in certain circumstances in lieu of immediate vesting and payout (or immediate vesting and payout if such assumed, replaced or continued awards are not provided).
For this purpose, a "change in control" generally means the occurrence of any of the following events:

•
Any one person, or more than one person acting as a group, acquires ownership of Cliffs common shares possessing 35% or more of the total voting power of Cliffs common shares or the then-outstanding shares (subject to certain exceptions);

•	A majority of members of the Cliffs Board is replaced by directors whose appointment or election is not endorsed by a majority of the Cliffs Board prior to the date of the appointment or election;

•	Cliffs closes a reorganization, merger, consolidation or significant sale of assets resulting in a substantial change in its ownership or leadership; or

•	Approval by Cliffs’ shareholders of a complete liquidation or dissolution of Cliffs.
Acquisitions of Cliffs’ common shares pursuant to certain business combination or similar transactions described in Cliffs’ equity incentive plans, however, will not constitute a change in control if, generally speaking, in each case, immediately after such business transaction:

•
Owners of Cliffs common shares immediately prior to the business transaction own more than 50% of the entity resulting from the business transaction in substantially the same proportions as their pre-business transaction ownership of Cliffs common shares;

•
No one person, or more than one person acting as a group (subject to certain exceptions), owns 35% or more of the combined voting power of the entity resulting from the business transaction or the outstanding common shares of such resulting entity; and

•
At least a majority of the members of the Board of the entity resulting from the business transaction were members of the incumbent Board of Cliffs when the business transaction agreement was signed or approved by the Cliffs' Board. For purposes of this exception, the incumbent Board of Cliffs generally means those directors who were serving as of August 11, 2008 or April 7, 2015 (as applicable)(or a prior date in the case of certain pre-2007 equity awards) or whose appointment or election was endorsed by a majority of the incumbent members prior to the date of such appointment or election.

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EXECUTIVE COMPENSATION

Except as it pertains to the definition of business combinations or similar transactions, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of shares or similar business transaction with Cliffs.
Our A&R 2012 Incentive Equity Plan, Amended 2015 Equity Plan and A&R 2015 Equity Plan also clarify that the following two plan provisions do not apply to the definition of “Business Combination”: (1) persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of shares or similar business transaction with Cliffs; and (2) if a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of shares or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
Additional Payments Upon Termination Without Cause after Change in Control
Each of the NEOs, has a written change in control severance agreement that applies only in the event of termination during the two years after a change in control. If one of the NEOs is involuntarily terminated during the two years after a change in control, for a reason other than cause, he will be entitled to the following additional benefits:

•
A lump sum payment in an amount equal to three times (in the case of Messrs. Goncalves and Harapiak) or two times (in the case of Messrs. Flanagan, Fedor and Smith) the sum of: (1) base salary (at the highest rate in effect during the five-year period prior to the termination date) and (2) annual incentive pay at the target level for the year of separation, year prior to the change in control or year of the change in control, whichever is greater.

•
COBRA continuation coverage for a period of 36 months (in the case of Messrs. Goncalves and Harapiak) or 24 months (in the case of Messrs. Flanagan, Fedor and Smith) following the termination date, for health, life insurance and disability benefits.

•
A lump sum payment in an amount equal to the sum of the additional future pension benefits that the NEO would have been entitled to receive for a period of 36 months (in the case of Messrs. Goncalves and Harapiak) or 24 months (in the case of Messrs. Flanagan, Fedor and Smith) following the termination date under the SERP.

•	Incentive pay at target levels for the year in which the termination date occurs.

•	Outplacement services in an amount up to 15% of the NEO’s base salary (in the case of Mr. Goncalves) or $10,000 (in the case of Messrs. Flanagan, Fedor, Harapiak and Smith).

•
The NEO will be provided perquisites of financial planning and healthcare coverage for a period of 36 months (in the case of Messrs. Goncalves and Harapiak) or 24 months (in the case of Messrs. Flanagan, Fedor and Smith), comparable to the perquisites he was receiving before the termination of his employment or the change in control, whichever is greater.

Similar benefits are paid if the NEO voluntarily terminates his employment during the two years following a change in control if any of the following events occurs, provided that the NEO provides notice within 90 days of the occurrence of such event and the Company fails to cure such event within 30 days following receipt of such notice:

•	a material diminution in the NEO’s base pay;

•	a material diminution in the NEO’s authority, duties or responsibilities;

•	a material change (in excess of 50 miles) in the geographic location at which the NEO must perform services;

•	a material reduction in the NEO’s incentive pay opportunity; or

•	breach of employment agreement, if any, under which the NEO provides services.
For purposes of the change in control severance agreements, “cause” generally means termination of a NEO's employment for the following acts: (1) conviction of a criminal violation involving fraud, embezzlement or theft in connection with his duties or in the course of his employment with Cliffs or any subsidiary of Cliffs; (2) intentional wrongful damage to property of Cliffs or any subsidiary of Cliffs; (3) intentional wrongful disclosure of secret processes or confidential information of Cliffs or any subsidiary of Cliffs; or (4) intentional wrongful engagement in any competitive activity.
In order to receive benefits under the change in control severance agreements, the NEOs must agree to certain covenants not to disclose any of our confidential and proprietary information, as well as covenants not to compete and not to solicit any of our employees. In addition, each NEO must sign a release of claims.
Additional Payments Upon Death or Disability
In the event of any NEO's death or disability, the following amounts will be paid and benefits will be provided, in addition to the amounts payable to all terminated salaried employees: Amended 2015 Equity Plan and A&R 2015 Equity Plan – prorated vesting, of his performance cash and shares (based on actual performance), performance-based restricted stock units and, restricted stock units.

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EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control Tables
The following tables show the benefits payable to the NEOs upon various types of terminations of employment and change in control assuming an effective date of December 31, 2018, the last trading day of the year.

LOURENCO GONCALVES

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	12,150,000
Non-Equity Incentive Plan Compensation	1,790,667	1,790,667	—	—	1,790,667	—	6,304,000
Equity	6,709,069	6,709,069	—	—	6,709,069	—	12,551,572
Retirement Benefits	1,356,104	1,356,104	—	1,437,701	1,437,701	—	2,431,609
Non-Qualified Deferred Compensation	69,809	69,809	—	69,809	69,809	69,809	69,809
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	350,293
TOTAL	9,925,649	9,925,649	—	1,507,510	10,007,246	69,809	33,857,283

TIMOTHY K. FLANAGAN

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	1,648,000
Non-Equity Incentive Plan Compensation	240,380	240,380	—	—	240,380	—	895,140
Equity	416,814	416,814	—	—	416,814	—	877,244
Retirement Benefits	307,415	307,415	—	461,076	461,076	—	627,713
Non-Qualified Deferred Compensation	44,742	44,742	—	44,742	44,742	44,742	44,742
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	68,297
TOTAL	1,009,351	1,009,351	—	505,818	1,163,012	44,742	4,161,136

TERRY G. FEDOR

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	1,704,000
Non-Equity Incentive Plan Compensation	248,710	248,710	—	—	248,710	—	925,800
Equity	431,224	431,224	—	—	431,224	—	907,420
Retirement Benefits	399,575	399,575	—	475,676	475,676	—	631,223
Non-Qualified Deferred Compensation	29,859	29,859	—	29,859	29,859	29,859	29,859
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	68,747
TOTAL	1,109,368	1,109,368	—	505,535	1,185,469	29,859	4,267,049

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EXECUTIVE COMPENSATION

MAURICE D. HARAPIAK

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	2,556,000
Non-Equity Incentive Plan Compensation	243,157	243,157	—	—	243,157	—	917,470
Equity	422,520	422,520	—	—	422,520	—	894,362
Retirement Benefits	257,197	257,197	—	288,061	288,061	—	508,000
Non-Qualified Deferred Compensation	20,864	20,864	—	20,864	20,864	20,864	20,864
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	96,952
TOTAL	943,738	943,738	—	308,925	974,602	20,864	4,993,648

CLIFFORD T. SMITH

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	1,704,000
Non-Equity Incentive Plan Compensation	248,710	248,710	1,100,710	—	248,710	—	925,800
Equity	431,224	431,224	431,224	—	431,224	—	907,420
Retirement Benefits	708,510	708,510	—	772,787	772,787	—	933,379
Non-Qualified Deferred Compensation	30,476	30,476	30,476	30,476	30,476	30,476	30,476
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	68,747
TOTAL	1,418,920	1,418,920	1,562,410	803,263	1,483,197	30,476	4,569,822
Payments in Connection with Mr. Flanagan's Departure
Regarding Mr. Flanagan, we entered into a severance agreement with him on March 4, 2019 to memorialize the terms and conditions of his separation from Cliffs on February 12, 2019. In exchange for his general release of claims and non-solicitation, non-compete, non-disclosure and non-disparagement undertakings, Mr. Flanagan will receive the following payments and benefits: cash payment of $1,696,000, which is equal to 24 months' base pay ($848,000), plus an amount equal in value to two times his annual incentive payable at target under the EMPI Plan ($848,000). The cash payment will be made in three equal installments of $565,333.33 paid over two years. He will receive Company-paid medical benefits for him and his family under the Company’s health care plan for active employees for a maximum of 18 months; outplacement services; financial planning services through April 15, 2021 (valued at approximately $30,000); and the full amount of his balances under the NQDC Plan and the SERP by September 2, 2019. Mr. Flanagan will vest in a prorated portion of each of his performance share awards, restricted stock unit awards and performance cash awards (in accordance with the original terms of the awards).
CEO PAY RATIO
As required by the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of the individual identified as our median paid employee and the annual total compensation of our CEO. For 2018, we estimate: (1) the annual total compensation of the individual identified as the median paid employee of the Company and its consolidated subsidiaries (except as described below), other than our CEO (the “Median Employee Annual Total Compensation”); (2) the annual total compensation of Mr. Goncalves, our CEO; and (3) the ratio of our CEO’s 2018 total compensation to the Median Employee Annual Total Compensation, as shown below:

CEO PAY RATIO
Median Employee Annual Total Compensation	$125,067
CEO Annual Total Compensation	$15,443,927
CEO to Median Employee Pay Ratio	123:1

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EXECUTIVE COMPENSATION

Methodology
As there has been no change in our employee population or compensation arrangements in the past year that we believe would significantly impact the pay ratio disclosure, we are using the same median paid employee identified in 2017 (the “Median Employee”). To identify the Median Employee, we used December 31, 2017 as our determination date (the “Determination Date”). As of the Determination Date, our total population consisted of 2,927 employees (excluding the CEO), of which 2,848 were located in the United States and 79 were located in non-U.S. jurisdictions.  Pursuant to applicable rules, we excluded all 79 employees from the following countries under a de minimis exemption: Australia (75); China (3); and Japan (1).  After applying this exemption, the employee population used for purposes of identifying the Median Employee consisted of 2,848 employees located in the United States. The consistently applied compensation measure we used to identify the Median Employee consisted of W-2 payroll data for 2017 for the period beginning on January 1, 2017 and ending on December 31, 2017.
The Median Employee’s annual total compensation for 2018 was determined in accordance with Item 402(c)(2)(x) of Regulation S-K. With respect to our CEO’s annual total compensation, we used the amount reported in the Total column in the 2018 Summary Compensation Table of this proxy statement.
We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the Median Employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2019 Proxy Statement	54

PROPOSAL 2	APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICERS' COMPENSATION

In accordance with Section 14A(a)(1) of the Exchange Act, we are providing you with an opportunity at the 2019 Annual Meeting to vote, on an advisory or non-binding basis, to approve compensation of our NEOs, which is commonly known as “Say-on-Pay.” Say-on-Pay gives you an opportunity to vote, on a non-binding basis, to approve the compensation of our NEOs as disclosed in this proxy statement pursuant to SEC rules. Cliffs conducts annual Say-on-Pay votes, and the next Say-on-Pay vote will occur at the 2020 Annual Meeting.
As described in detail in the CD&A, we seek to align short-term and long-term incentives for our NEOs with results delivered to you, our shareholders. We are asking you to indicate your support for the compensation of our NEOs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation program and practices described in this proxy statement. In deciding how to vote on this proposal, we encourage you to read the CD&A and “Executive Compensation Tables” and related narrative disclosure for a more detailed explanation of our executive compensation program and practices. Your Board believes that our compensation philosophy is in the best interests of shareholders. Accordingly, we are asking our shareholders to vote “FOR” the following resolution:
“RESOLVED, that the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.”
As an advisory vote, this proposal is not binding on Cliffs. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program and practices, values the opinions expressed by you in your vote on this proposal, and expects to consider the outcome of the vote when making future compensation decisions for NEOs.
The affirmative vote of a majority of the voting power of the common shares present in person or represented by proxy at the 2019 Annual Meeting and entitled to vote on our NEOs' compensation is required to approve our NEOs' compensation.

☑	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 TO APPROVE, ON AN ADVISORY BASIS, OUR NAMED EXECUTIVE OFFICERS' COMPENSATION.

2019 Proxy Statement	55

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Cleveland-Cliffs Inc. (the "Company") is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The charter is reviewed and reassessed for adequacy annually by the Audit Committee and is reviewed by the Audit Committee with the Board of Directors. The Audit Committee reviewed the existing charter in July 2018 and had no changes. A copy of the charter is available at www.clevelandcliffs.com.
The members of the Audit Committee are John T. Baldwin (Chair), Robert P. Fisher, Jr., M. Ann Harlan, and Eric M. Rychel, all of whom are independent of the Company in accordance with the listing standards of the New York Stock Exchange ("NYSE") and have the financial literacy and accounting or financial management expertise necessary to effectively discharge their responsibilities. The Audit Committee retains the Company’s independent registered public accounting firm.
Management is responsible for the Company’s financial statements, systems of internal control and the financial reporting processes. Management also is responsible to attest, as of December 31, 2018, to the effectiveness of the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act.
The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the "PCAOB") and to issue a report thereon. The independent registered public accounting firm is also responsible for performing an audit of the Company’s system of internal control over financial reporting and to provide an independent attestation as of December 31, 2018.
The Audit Committee’s responsibility is to monitor and oversee these financial reporting processes on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2018, with management and the Company's independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte"), including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The Audit Committee also reviewed management’s report on their review of the system of internal control over financial reporting, including Deloitte's report on the design and operating effectiveness of internal controls.
In this context, the Audit Committee met 10 times in 2018 and held discussions with management and Deloitte. The Audit Committee also regularly met in separate executive sessions with Deloitte, the Company’s internal auditors and executive management, who oversees internal audit and risk management, and Audit Committee members only.
Management has represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2018 were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements, including the critical accounting policies and estimates with management and Deloitte. The Audit Committee discussed with Deloitte matters required to be discussed under the PCAOB standards and any other matters required to be discussed under applicable standards, including Auditing Standard No 1301, “Communications with Audit Committees”.
The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence and the Audit Committee discussed with Deloitte its independence from the Company, including consideration of the compatibility of non-audit services with the firm’s independence.
Based on the Audit Committee’s discussion with management and Deloitte and the Audit Committee’s review of the representation of management and the report of Deloitte to the Audit Committee, the Audit Committee recommended to the Board of Directors and the Board has approved the audited consolidated financial statements for inclusion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee:
J. T. Baldwin, Chair
R. P. Fisher, Jr.
E. M. Rychel

2019 Proxy Statement	56

PROPOSAL 3	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

It is proposed that our shareholders ratify the appointment by the Audit Committee of Deloitte & Touche LLP ("Deloitte") as Cliffs’ independent registered public accounting firm for the year ending December 31, 2019. We expect representatives of Deloitte to be present at the 2019 Annual Meeting and available to respond to appropriate questions submitted by shareholders. Such representatives will also be afforded an opportunity at such time to make such statements as they may desire.
Approval by the shareholders of the appointment of our independent registered public accounting firm is not required by law, any applicable stock exchange regulation or by our organizational documents, but the Audit Committee is submitting this matter to shareholders for ratification as a corporate governance practice. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the independent registered public accounting firm.
Independent Registered Public Accounting Firm Fees and Services
Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories (in thousands) are as follows:

	2018	2017
Audit Fees (1)	$2,647.8	$2,759.8
Audit-Related Fees (2)	25.0	410.0
Tax Fees (3)	—	—
All Other Fees	4.1	4.1
TOTAL	$2,676.9	$3,173.9

(1)    Audit fees consist of fees billed, or to be billed, for professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting as of and for the years ended December 31, 2018 and 2017; and reviews of our interim financial statements included in quarterly reports and services normally provided by our independent registered public accounting firm in connection with statutory filings.

(2)    Audit-related fees consist of fees billed, or to be billed, related to agreed-upon procedures and services normally provided by our independent registered public accounting firm in connection with regulatory filings.

(3) Tax fees consist of fees billed, or to be billed, related to tax consulting services.
Auditor Fees Policy
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The Audit Committee has delegated pre-approval authority to the Audit Committee Chair, or any Audit Committee member in his absence, when services are required on an expedited basis, with such pre-approval disclosed to the full Audit Committee at its next scheduled meeting. None of the fees paid to the independent registered public accounting firm under the categories “Audit Fees” and “Audit-Related Fees,” described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.
VOTE REQUIRED
The affirmative vote of the holders of a majority of the voting power of our common shares present in person or represented by proxy at the 2019 Annual Meeting and entitled to vote on the ratification of our independent registered public accounting firm is required to ratify the appointment of Deloitte as our registered public accounting firm.

☑
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3 FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

2019 Proxy Statement	57

INFORMATION ABOUT SHAREHOLDER PROPOSALS AND COMPANY DOCUMENTS

SHAREHOLDER PROPOSALS
To be included in the proxy statement and proxy card for the 2020 Annual Meeting of Shareholders, a shareholder proposal must be received by us on or before November 12, 2019 (or, if the date of the 2020 Annual Meeting is more than 30 days before or after the date of the 2019 Annual Meeting, a reasonable time before we begin to print and send our proxy materials), and must comply with Rule 14a-8 under the Exchange Act.
In accordance with Rule 14a-4 under the Exchange Act, if notice of a proposal by a shareholder intended to be presented at the 2020 Annual Meeting is received by us after January 26, 2020 (or, if the date of the 2020 Annual Meeting is more than 30 days before or after the date of the 2019 Annual Meeting, such notice is not received a reasonable time before we begin to print and send our proxy materials), the persons authorized under our management proxies may exercise discretionary authority to vote or act on such proposal if the proposal is raised at our 2020 Annual Meeting.
Proposals and other items of business should be directed to the Secretary by fax to (216) 694-6509 or by mail to Secretary, Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114.
COMPANY DOCUMENTS
Cliffs' 2018 Annual Report to Shareholders, including financial statements, is being distributed to all shareholders together with this proxy statement in satisfaction of SEC requirements. Additional copies of our proxy materials and our 2018 Annual Report are available upon request free of charge. To obtain copies of the proxy materials or Annual Report, please contact our Investor Relations Department to submit your request at (800) 214-0739, by email at ir@clevelandcliffs.com or visit our website at www.clevelandcliffs.com under the "Investors" section. You also may call this number to obtain directions to attend the 2019 Annual Meeting and vote in person.
Pursuant to SEC regulations, the material appearing under the captions "Audit Committee Report" and "Compensation Committee Report" are not deemed to be soliciting material or filed with the SEC or subject to Regulation 14A (other than provided therein) promulgated by the SEC or Section 18 of the Exchange Act except to the extent that we specifically incorporate this information by reference into any filing under the Securities Act or the Exchange Act.

OTHER INFORMATION

Management does not know of any other items, other than those referred to in the accompanying Notice of Annual Meeting of Shareholders, which may properly come before the 2019 Annual Meeting or other matters incident to the conduct of the meeting. However, if any such other items shall properly come before the 2019 Annual Meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

2019 Proxy Statement	58

ANNEX	USE OF NON-GAAP FINANCIAL MEASURES

The proxy statement contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Cliffs has presented Adjusted EBITDA, which is a non-GAAP financial measure that management uses in evaluating operating performance. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization excluding certain items such as extinguishment/restructuring of debt, impacts of discontinued operations as of the respective year-end reported, foreign currency exchange remeasurement, impairment of long-lived assets and intersegment corporate allocations of selling, general and administrative costs. Cliffs believes the presentation of Adjusted EBITDA allows management and investors to focus on our ability to service our debt, as well as illustrate how the business and each operating segment is performing and assists management and investors in their analysis and forecasting as these measures approximate the cash flows associated with operational earnings. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of this measure may be different from non-GAAP financial measures used by other companies. We provide a reconciliation of this measure to the most directly comparable GAAP measure in the table below.

	(In Millions)
	Year Ended December 31,
	2018	2017	2016	2015
Net Income	$1,128.1	$363.1	$199.3	$(748.4)
Less:
Interest expense, net	(121.3)	(132.0)	(200.5)	(231.4)
Income tax benefit	460.3	252.4	12.2	(163.3)
Depreciation, depletion and amortization	(89.0)	(87.7)	(115.4)	(134.0)
EBITDA	$878.1	$330.4	$503.0	$(219.7)

Less:
Gain (loss) on extinguishment/restructuring of debt	$(6.8)	$(165.4)	$166.3	$392.9
Impact of discontinued operations (1)	120.6	(18.7)	(19.9)	(892.0)
Foreign exchange remeasurement	(0.9)	11.4	(16.8)	16.3
Severance and contractor termination costs	—	—	(0.1)	(10.2)
Supplies inventory adjustment	—	(1.8)	—	(16.3)
Impairment of long-lived assets	(1.1)	—	—	(3.3)
Adjusted EBITDA	$766.3	$504.9	$373.5	$292.9

(1) The impact of discontinued operations is as of the respective year-end reported. For 2018, this includes our historical Asia Pacific Iron Ore, Eastern Canadian Iron Ore and North American Coal operations. For 2017, 2016 and 2015, this includes our historical Eastern Canadian Iron Ore and North American Coal operations.

2019 Proxy Statement	A-1

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

CLIFFS

CLEVELAND-CLIFFS INC.

CLEVELAND-CLIFFS INC.
ATTN: EVP, Chief Legal Officer & Secretary
200 Public Square, Suite 3300
Cleveland, OH 44114-2315

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/23/2019 for shares held directly and by 11:59 P.M. ET on 04/19/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET 04/23/2019 for shares held directly and by 11:59 P.M. ET on 04/19/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 J.T. Baldwin 02 R.P. Fisher, Jr. 03 L. Goncalves 04 S.M. Green 05 M.A. Harlan
06 J.L. Miller 07 J.A. Rutkowski, Jr. 08 E.M. Rychel 09 M.D. Siegal 10 G. Stoliar
11 D.C. Taylor

The Board of Directors recommends you vote FOR proposals 2. and 3.

	For	Against	Abstain
2. Approval, on an advisory basis, of our named executive officers' compensation;	☐	☐	☐
3 The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Cleveland-Cliffs Inc. to serve for the 2019 fiscal year.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000400773_1 R1.0.1.18

CLIFFS

CLEVELAND-CLIFFS INC.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

PROXY - CLEVELAND-CLIFFS INC.
NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS
PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING

Susan M. Green, Janet L. Miller, Joseph A. Rutkowski, Jr. and Michael D. Siegal, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Cleveland-Cliffs Inc. to be held on April 24, 2019 or at any postponement or adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS PROXY. IF YOU SIGN AND RETURN YOUR PROXY BUT DO NOT CHECK THE APPROPRIATE BOX FOR A PARTICULAR ITEM, THE PROXIES WILL VOTE THE SHARES FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 AND 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000400773_2 R1.0.1.18